Exhibit 4.1

Execution Version

DREAM FINDERS HOMES, INC.
as Issuer

THE GUARANTORS PARTY HERETO FROM TIME TO TIME
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee
______________________
Indenture
Dated as of September 5, 2025
______________________
6.875% Senior Notes due 2030

i

ii

iii

INDENTURE, dated as of September 5, 2025 (this “Indenture”), by and among Dream Finders Homes, Inc., a Delaware corporation (the “Company”), each of the Guarantors (as defined herein) and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) the Company’s 6.875% Senior Notes due 2030 issued on the date hereof (the “Initial Notes”) and (ii) any additional Notes (“Additional Notes” and, together with the Initial Notes, the “Notes”) that may be issued after the Issue Date;
WHEREAS, all things necessary to (i) make the Notes, when executed and duly issued by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and (ii) to make this Indenture a valid agreement of the Company and the Guarantors have been done.
WHEREAS, the Notes will initially be guaranteed on a senior unsecured basis by the Guarantors;
NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the benefit of the Holders, as follows:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01. Definitions.
“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Company or any Restricted Subsidiary, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.
“Additional Assets” means (1) any property, plant or equipment used in a Permitted Business; (2) the Equity Interests of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Equity Interests by the Company or another Restricted Subsidiary; or (3) Equity Interests constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) of this definition is primarily engaged in a Permitted Business.
“Additional Notes” means any additional Notes issued from time to time under this Indenture having the same terms as the initial Notes other than the size, price, issue date and first interest payment.
“Adjusted Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after September 15, 2027, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, in each case, plus 0.50%.
“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Note on September 15, 2027 (such redemption price being described in Section 3.08, exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Note through September 15, 2027 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date, which Applicable Premium will be determined by the Company, and the Trustee shall have no duty to verify or confirm any such determination.
“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depository for such Global Note, to the extent applicable to such transaction and as in effect from time to time.
“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary, or (2) the acquisition by the Company or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Company or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:
(1)transfers of cash or Cash Equivalents;
(2)transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01 or any disposition that constitutes a Change of Control;
(3)Permitted Investments and Restricted Payments permitted under Section 4.03;
(4)the creation or realization of any Permitted Lien;
(5)transactions in the ordinary course of business, including dedications and other donations to governmental authorities, sales (directly or indirectly), leases, sales and leasebacks and other dispositions of (A) homes, improved land and unimproved land, whether in single or multiple lots, (B) real estate (including related amenities and improvements), whether in single or multiple lots and (C) Equity Interests of a Subsidiary, the assets of which consist entirely of amenities and improvements related to real estate, such as golf courses, and real estate underlying such amenities and improvements;
(6)dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business;
(7)any transfer or series of related transfers that, but for this clause, would be Asset Sales, if upon giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $30,000,000;
(8)the surrender, waiver or expiration of contractual rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;
(9)the disposition of assets or property that are obsolete, damaged, worn-out, used, surplus, fully depreciated or replaced or that are no longer useful in the conduct of the business of the Company and/or any Restricted Subsidiaries;
(10)an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;
(11)dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property;

(12)any disposition of the Equity Interests of any Joint Venture to the extent required by, or made pursuant to, the terms of customary buy-sell type arrangements entered into in connection with the formation of such Joint Venture; and
(13)any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.
“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the amount of Capitalized Lease Obligations on the lessee’s balance sheet in accordance with GAAP in respect of the lease relating to such Sale and Leaseback Transaction.
“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“BFR Unit” means a Housing Unit in a built-for-rent townhome or single family detached home community.
“Board of Directors,” when used with reference to the Company or a Guarantor, means the Board of Directors or comparable governing body of the Company or such Guarantor (or with respect to a limited liability company, the member, manager, managing member or other Person that governs such limited liability company), as the case may be, or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the Board of Directors or comparable governing body of the Company or such Guarantor, as the case may be.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or a Guarantor to have been duly adopted by the Board of Directors of the Company or such Guarantor, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Borrowing Base” means at any time (1) the sum (without duplication) of the following assets that are (w) wholly-owned in fee simple absolute by the Company or a Guarantor, (x) not subject to any ground lease, Lien, negative pledge, or other encumbrance or restriction on the ability of the applicable owner to dispose of, pledge or otherwise encumber such asset or any income therefrom (other than a Permitted Lien), (y) not subject to any title, survey, environmental or other defects and
(z) not part of a multifamily residential condominium project having four or more floors or twenty-five or more Housing Units:

(a)90% of the net book value of Presold Housing Units; provided that such percentage shall be 85% for any Presold Housing Unit the purchaser of which is under contract to purchase more than three Housing Units;
(b)85% of the net book value of Model Housing Units;
(c)85% of the net book value of Speculative Housing Units;
(d)70% of the net book value of Finished Lots;
(e)85% of the net book value of Qualified DFH JV BFR Units;
(f)75% of the net book value of Non-Qualified DFH JV BFR Units; and
(g)100% of the amount of Unrestricted Cash and Escrow Receivables in excess of $25.0 million; minus
(2)    the outstanding amount of all Indebtedness of the Company and its Restricted Subsidiaries, excluding (i) the obligations under the Credit Agreement and (ii) any Non-Resource Indebtedness;

provided that as to clause (1) of this definition only, (i) to the extent the portion of the Borrowing Base attributable to Finished Lots would exceed 30% of the Borrowing Base, then such excess shall be disregarded in the calculation of the Borrowing Base, (ii) to the extent the portion of the Borrowing Base attributable to Model Housing Units, the Speculative Housing Units and Non-Qualified DFH JV BFR would exceed 65% of the Borrowing Base (excluding amounts attributable to Finished Lots), then such excess shall be disregarded in the calculation of the Borrowing Base, (iii) any Presold Housing Unit shall be excluded from the calculation of the Borrowing Base if such Presold Housing Unit has been included in the calculation of the Borrowing Base as a “Presold Housing Unit” for more than twenty-four (24) months, as determined on a cumulative basis,
(iv) any Model Housing Unit shall be excluded from the calculation of the Borrowing Base if such Model Housing Unit has been included in the calculation of the Borrowing Base as a “Model Housing Unit” for more than 36 months, as determined on a cumulative basis, (v) any Speculative Housing Unit shall be excluded from the calculation of the Borrowing Base if such Speculative Housing Unit has been included in the calculation of the Borrowing Base as a “Speculative Housing Unit” for more than twenty-four (24) months, as determined on a cumulative basis, (vi) any Finished Lot shall be excluded from the calculation of the Borrowing Base if such Finished Lot has been included in the calculation of the Borrowing Base as a “Finished Lot” for more than twenty-four (24) months, as determined on a cumulative basis, and (vii) to the extent the portion of the Borrowing Base attributable to Presold Housing Units, the purchaser of which is under contract to purchase more than three Housing Units, exceeds 10% of the Borrowing Base, then such excess shall be disregarded in the calculation of Borrowing Base, (viii) any DFH JV BFR Unit shall be excluded from the calculation of Borrowing Base if such DFH JV BFR Unit has been included in the calculation of Borrowing Base as a “DFH JV BFR Unit” for more than twenty-four (24) months, and (ix) to the extent the portion of Borrowing Base attributable to all DFH JV BFR Units would exceed 25% of the Borrowing Base that is attributable to Housing Units (excluding all DFH JV BFR Units), such excess shall be disregarded in the calculation of the Borrowing Base.

provided further, that if any DFH JV BFR Units that are being sold to a new DFH JV BFR (and that have not previously been reviewed by the lenders under the Credit Agreement) are included in the “Borrowing Base” under the Credit Agreement because the administrative agent under the Credit Agreement has determined to use its discretion to include such DFH JV BFR Units in the “Borrowing Base” under the Credit Agreement, then such DFH JV BFR Units shall be included hereunder.
“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York or a place of payment are authorized or obligated by law, regulation or executive order to remain closed.
“Capitalized Lease” means, at the time any determination thereof is to be made, a lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any lease that is or would be characterized as an operating lease in accordance with GAAP on the Issue Date (whether or not such operating lease was in effect on the Issue Date or entered into thereafter) shall not constitute a Capitalized Lease for purposes of this Indenture regardless of whether GAAP would require the capitalization of obligations relating to such lease on the balance sheet.
“Capitalized Lease Obligation” of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP on the Issue Date (whether or not such operating lease obligations were in effect on such date or entered into thereafter) shall not constitute Capitalized Lease Obligations for purposes of this Indenture regardless of whether GAAP would require the capitalization of such obligations on the balance sheet.
“Cash Equivalents” means:
(1)marketable obligations with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof;
(2)demand and time deposits and certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 and is assigned at least a “B” rating by Thomson Financial BankWatch;
(3)commercial paper maturing no more than 180 days from the date of creation thereof issued by an entity that is not the Company or an Affiliate of the Company, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(4)repurchase obligations with a term of not more than 10 days for underlying securities of the types described in clause (1) of this definition entered into with any commercial bank meeting the specifications of clause (2) of this definition; and
(5)investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) of this definition.
“Change of Control” means the occurrence of any of the following events:
(1)any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any Permitted Holder, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire (other than shares upon the conversion of convertible debt securities), whether such right is exercisable immediately or only after the passage of time, and all of such shares that such person has the right to acquire shall be deemed to be outstanding), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of a Person held by any other Person (the “parent entity”), if such person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);
(2)the stockholders of the Company adopt a plan of liquidation or dissolution of the Company; provided that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control pursuant to the proviso contained in clause (3) of this definition shall not constitute a Change of Control; or
(3)the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis) to another Person other than to the Company or its Restricted Subsidiaries; provided that a transaction following which one or more holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction shall not constitute a Change of Control.
“Company Order” and “Company Request” mean, respectively, a written order or request signed in the name of the Company or each Guarantor by two Officers of the Company and delivered to the Trustee.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to September 15, 2027, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to September 15, 2027.
“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate definition is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.
“Consolidated Amortization Expense” for any period means the amortization expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Cash Flow Available for Fixed Charges” for any period means, without duplication, the sum of the amounts for such period of:
(1)Consolidated Net Income; plus
(2)in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,
(a)Consolidated Income Tax Expense;

(b)Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense);
(c)Consolidated Depreciation Expense;
(d)Consolidated Interest Expense and interest and other charges amortized to “cost of sales- homes” or “cost of sales-lots, land and other;”
(e)all other non-cash items reducing the Consolidated Net Income for such period, provided that if any such non-cash item represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof n such future period shall be subtracted from Consolidated Cash Flow Available for Fixed Charges in such future period to the extent paid;
(f)any expenses or charges related to any equity offering of the Company, non-ordinary course Permitted Investments, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including the issuance of the Notes), including a refinancing thereof (whether or not successful) or the early extinguishment of such Indebtedness and any amendment or modification to the terms of any such transactions;
(g)any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles-Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets” (other than with respect to impairments or write-offs of inventory), Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity-Overall-Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures;”
(h)any unrealized net gain or loss resulting in such period from Hedging Obligations or other derivative instruments;
(i)any non-cash impairment charge or asset write-off (other than with respect to inventory), in each case pursuant to GAAP;
(j)any (a) non-cash compensation charges, (b) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and (c) write-offs or write-downs of goodwill; and
(k)any unusual or infrequently occurring gains or losses;
in each case determined on a consolidated basis in accordance with GAAP; plus
(3)cash distributions from Unrestricted Subsidiaries to the extent such distributions have actually been received by the Company or a Restricted Subsidiary (provided, however, that with respect to such distributions to a Restricted Subsidiary, only to the extent that a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders); minus
(4)the aggregate amount of all non-cash items (other than, for the avoidance of doubt, the accrual of revenue in accordance with GAAP), determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.
“Consolidated Depreciation Expense” for any period means the depreciation expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which internal financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)the incurrence of any Indebtedness, the inclusion of any Indebtedness on the balance sheet or the issuance of any preferred stock, in each case of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, “repayment”) of other Indebtedness or redemption of other preferred stock (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period;

(2)any Asset Sale or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period;

(3)any Person that is a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during such Four-Quarter Period;
(4)any Person that is not a Restricted Subsidiary on the Transaction Date will be deemed not to have been a Restricted Subsidiary at any time during such Four-Quarter Period; and
(5)the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;
provided, however, that Indebtedness incurred under Credit Facilities shall be deemed to be the average daily balance of Indebtedness during such Four-Quarter Period (or any shorter period in which such Credit Facilities are in effect).
If the Company or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person (other than a Restricted Subsidiary, in the case of the Company, or the Company or another Restricted Subsidiary, in the case of a Restricted Subsidiary), the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.
In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:
(1)interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;
(2)if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and
(3)notwithstanding the immediately preceding clauses (1) and (2), interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.
“Consolidated Income Tax Expense” for any period means the provision for taxes of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date, the total Indebtedness of the Company and the Restricted Subsidiaries as of such date, determined on a consolidated basis.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense (other than interest and other charges amortized to land and housing costs) of the Company and the Financial Covenant Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication:
(1)imputed interest on Capitalized Lease Obligations (for the avoidance of doubt, excluding imputed interest on Operating Leases) and Attributable Indebtedness,
(2)commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,
(3)the net costs associated with Hedging Obligations,
(4)amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,
(5)the interest portion of any deferred payment obligations,
(6)all other non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instrument pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense,
(7)the product of (a) all dividend payments on any series of preferred stock of the Company or any Restricted Subsidiary (other than any such preferred stock held by the Company or a Wholly Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of the Company and the Restricted Subsidiaries, expressed as a decimal,
(8)all interest payable with respect to discontinued operations, and
(9)all interest on any Indebtedness of any other Person (other than a Restricted Subsidiary, in the case of the Company, or the Company or another Restricted Subsidiary, in the case of a Restricted Subsidiary) guaranteed by the Company or any Restricted Subsidiary.
“Consolidated Interest Incurred” for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period (including interest capitalized with respect to discontinued operations but not including interest or other charges amortized to land and housing costs).
“Consolidated Net Income” for any period means the net income (or loss) of the Company and the Financial Covenant Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:
(1)the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Company or any of its Restricted Subsidiaries during such period;
(2)except to the extent includible in the consolidated net income of the Company pursuant to clause (1) of this definition, the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary;
(3)the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;

(4)that portion of the net income of any Restricted Subsidiary that is not a Guarantor and is not a Wholly Owned Restricted Subsidiary attributable to the portion of the Equity Interests of such Restricted Subsidiary that is not owned by the Company or the Restricted Subsidiaries;
(5)for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Company by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;
(6)any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Sale by the Company or any Restricted Subsidiary; and
(7)any unusual or infrequently occurring gain (or unusual or infrequently occurring loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), realized by the Company or any Restricted Subsidiary during such period.
In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to Section 4.03(a)(3)(E) or decreased the amount of Investments outstanding pursuant to clause (14) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.
“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated equity of such Person, determined on a consolidated basis in accordance with GAAP.
“Consolidated Tangible Assets” means, as of any date, the total amount of assets of the Company and the Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) any assets securing Non-Recourse Indebtedness.
“Consolidated Tangible Net Worth” means, with respect to any Person as of any date, the Consolidated Net Worth of such Person as of such date, minus (1) all Intangible Assets of such Person as of such date, excluding the portion of goodwill attributable to Earnout Obligations, plus (2) all depreciation determined in accordance with GAAP, in each case, without duplication.
“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business shall be administered.
“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of June 2, 2022, as in effect on the Issue Date, among the Company, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent, together with the documents related thereto (including any guarantees and security documents), in each of the foregoing cases as amended, extended, renewed, restated, supplemented and/or otherwise modified
(in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement or instrument (and related documents) governing Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such facilities or any direct or indirect successor facility, whether by the same or any other bank, institutional lender, purchaser, investor, trustee or agent or group thereof.

“Credit Facilities” means one or more debt facilities, including the facilities under the Credit Agreement and one or more other indentures or commercial paper facilities, in each case, with banks or other lenders or investors or credit providers or a trustee providing for the revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, letters of credit or issuances of debt securities, including any related notes, guarantees, collateral documents, instruments, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).
“Definitive Note” means a certificated Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.04.
“deliver” or “delivery” means, in the context of certificated Notes, actual physical delivery of the certificated Notes to the relevant Person required hereunder, together with all endorsements, and in the context of Global Notes, the designation on the records of the Depositary of a change in the beneficial interests of a holder in a Global Note.
“Depositary” means The Depository Trust Company, its nominees and their respective successors.
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of the Restricted Subsidiaries in connection with an Asset Sale that is designated as “Designated Non-cash Consideration” pursuant to an Officers’ Certificate, setting forth the basis of such valuation.
“Designation” has the meaning given to this term in Section 4.09; and “Designate” and “Designated” shall have correlative meanings.
“Designation Amount” has the meaning given to this term in Section 4.09.
“DFH JV BFR” means a joint venture established to invest in DFH JV BFR Units to be acquired from the Company or any of its Subsidiaries (a) in which the Company directly or indirectly owns at least 7.5% of the equity interests, (b) which has in place a loan facility from a non-related financial institution to such joint venture and (c) in which all DFH JV BFR Units, once acquired from the Company or any of its subsidiaries, are managed (i) either directly or indirectly, by an affiliated general partner or (ii) by a third-party property management company, in each case with demonstrated operational experience (as determined by Company in its reasonable judgment).
“DFH JV BFR Unit” means a BFR Unit owned by the Company or any of its Subsidiaries that is under construction or completed and that is under a binding sale and purchase contract between the Company and a DFH JV-BFR.
“Directly Related Assets” means, with respect to any particular property, assets directly related thereto or derived therefrom, such as proceeds (including insurance proceeds), products, rents, and profits thereof and improvements and accessions thereto.
“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that (a) only the portion of Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Equity Interests, (b) if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability, (c) any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests, and (d) any Equity Interests that would constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Company to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions in Section 4.08 and such Equity Interests specifically provide that the Company will not redeem any such Equity Interests pursuant to such provisions prior to the Company’s purchase of the Notes as required pursuant to Section 4.08.
“Distribution Compliance Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the latest of (1) the Issue Date, (2) the original issue date of any Additional Notes and (3) the date on which any such Notes (or any predecessor of such Notes) were first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S.
“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.
“Earnout Obligations” means contingent earnout obligations payable to one or more sellers incurred in connection with an acquisition that is not prohibited by this Indenture.
“Entitled Land” means a parcel of real property where all requisite zoning requirements and land use requirements have been identified and approved (on a preliminary or final basis) by the applicable governmental authorities, and all other requisite approvals have been obtained from all applicable governmental authorities (other than approvals which are simply ministerial and non-discretionary in nature or otherwise not material), including approval of a tentative plat map (or equivalent), for purposes of developing land as a residential housing project.
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person but excluding from all of the foregoing any debt securities convertible into Equity Interests.
“Equity Offering” means public or private equity offering or sale after the Issue Date of Qualified Equity Interests.
“Escrow Receivables” means, in connection with the closed sale of any Housing Unit or Finished Lot by the Company or any Guarantor, the gross sales price, as adjusted by all bona fide prorations and adjustments to the sales price required to be made pursuant to the terms of the sales contract, minus the aggregate amount of bona fide closing costs, that remain held in escrow and are due to the Company or any Guarantor.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Notes” means the Company’s 8.250% Senior Notes due 2028.
“Existing Notes Issue Date” means August 22, 2023.
“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would reasonably expected to be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such board or committee.
“Financial Covenant Restricted Subsidiaries” means the Restricted Subsidiaries, excluding any Financial Services Subsidiary whose financial statements are consolidated with the financial statements of the Company in accordance with GAAP.
“Financial Services Subsidiary” means any Subsidiary (a) engaged exclusively in mortgage banking (including mortgage origination, loan servicing, mortgage broker and title and escrow businesses), master servicing and related activities, including any Subsidiary which facilitates the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage-backed bonds and other activities ancillary thereto or (b) engaged in the business of providing title insurance, insurance (whether for the Company and its Subsidiaries or otherwise) or insurance agency or other ancillary or complementary services that in each case is subject to state regulation and/or licensing requirements.
“Finished Lot” means Entitled Land owned by the Company or any of its Subsidiaries (a) with respect to which development has been completed to such an extent that permits to allow use and construction (other than building permits and the payment of fees that are required to be paid at or near the time of start of construction), including building, sanitary sewer and water, are entitled to be obtained for a Housing Unit on such Entitled Land, and (b) with respect to which start of construction has not occurred.

“Fitch” means Fitch Ratings Inc. or any successor to its debt rating business.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States. Notwithstanding the foregoing, if any change in generally accepted accounting principles or in the application thereof after the Issue Date would affect the computation of any financial ratio or requirement set forth in the Notes or this Indenture, then the Company may deliver notice to the Trustee that such change will not apply for any determinations thereafter under the Notes or this Indenture.
“Government Obligations” means, with respect to a series of securities, (i) direct obligations of a government that issues the currency in which the securities of the series are payable for the payment of which the full faith and credit of such government is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clause (i) or (ii) above, are not callable or redeemable at the option of the issuer thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such Government Obligations or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation evidenced by such depository receipt.
“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.
“Guarantee” means the guarantee of the Notes executed by each Guarantor.
“Guarantors” means, as of the Issue Date, each Restricted Subsidiary that guarantees the obligations of the Company under the Credit Agreement, and after the Issue Date, each Restricted Subsidiary that guarantees Indebtedness of the Company or any other Guarantor under any Credit Facility (including, without limitation, the Credit Agreement) or other Indebtedness of the Company or any other Guarantor as defined in clauses (1) or (2) thereof, the aggregate outstanding principal amount of which is in excess of $25,000,000, in each case, until such Person is released from its Guarantee.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.
“Holder” means any registered holder, from time to time, of the Notes.
“Housing Unit” means a residential housing unit (whether completed or under construction) owned by the Company or any of its Subsidiaries that is (or will be, upon completion of construction thereof) available for sale.
“incur” means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Company or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.
“Indebtedness” of any Person at any date means, without duplication:
(1)the principal of any indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)the principal of any indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);
(4)all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;
(5)the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;
(6)the principal portion of all Capitalized Lease Obligations of such Person;
(7)all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
(8)all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that (i) Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or the Company’s Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis and (ii) only the liabilities relating to any such guarantee that are recorded as liabilities, or required (in accordance with GAAP) to be recorded as liabilities, on the balance sheet of such Person shall be considered Indebtedness of such Person (it being understood that any increase in liabilities recorded or required to be recorded on such Person’s balance sheet shall be deemed to be an “incurrence” of Indebtedness by such Person at the time of such increase);
(9)all Attributable Indebtedness;
(10)to the extent not otherwise included in this definition, Hedging Obligations of such Person;
(11)all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and
(12)the liquidation value of preferred stock of a Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its Wholly Owned Restricted Subsidiaries).
Notwithstanding the foregoing the following shall not be considered Indebtedness:
(a)earn-outs or similar profit sharing or participation arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities,
(b)accrued expenses, trade payables, customer deposits (including customer deposits pursuant to sales contracts or reservation agreements) or deferred income taxes arising in the ordinary course of business,
(c)appeal bonds, surety bonds, performance bonds, performance guaranties, completion guarantees or similar instruments (or bank guarantees or letters of credit in lieu thereof) entered into in the ordinary course of business,
(d)any obligation of a Person, as the lessee under an Operating Lease, which would appear with respect to such Operating Lease as a liability on a balance sheet of such Person before or after giving effect to the New Lease Standards,
(e)obligations in respect of (i) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (ii) assessments or agreements for the funding of roads, sewers or other infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, Mello-Roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a land developer or homebuilder,
(f)Indebtedness that has been discharged, defeased or redeemed in accordance with its governing documents;

(g)deferred or prepaid revenues;
(h)purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller;
(i)any obligations in respect of customer advances received and held in the ordinary course of business; or
(j)other than to the extent capitalized or paid “in kind”, interest, fees, premiums or expenses, if any, relating to the principal amount of Indebtedness.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described in this definition, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7) of this definition, the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP. For purposes of clause (5) of this definition, the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.
“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the provisions hereof.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates; provided, however, that the prior rendering of service to the Company or an Affiliate of the Company shall not, by itself, disqualify the advisor.
“Intangible Assets” means, with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.
“interest” means, with respect to the Notes, interest on the Notes.
“Interest Payment Date” has the meaning set forth in Exhibit A hereto.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, and BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch or any other equivalent investment grade rating by any Rating Agency.
“Investments” of any Person means, without duplication:
(1)all investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person, excluding, in each of the foregoing cases, without limitation, accounts receivable, credit card and debit card receivables, trade credit and advances to customers and distributors and commission, travel and similar advances to officers, directors, employees, managers, distributors and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(2)all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3)all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP, to the extent (i) required to be classified in the same manner as the other investments included in this definition and (ii) such items involve the transfer of cash or other property; and
(4)the Designation of any Subsidiary as an Unrestricted Subsidiary.
Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of any Investment pursuant to clause (4) of this definition shall be the Designation Amount determined in accordance with Section 4.09. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, upon giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors of the Company. Notwithstanding the foregoing, redemptions of Equity Interests of the Company shall be deemed not to be Investments.
“Invitation Homes Unit” means those certain DFH JV BFR Units under contract for purchase by SFR Dolphin Venture, LLC, and to be constructed at the Arborwood project in Charlotte, North Carolina and the Premium Pointe project in Jacksonville, Florida, respectively.
“Issue Date” means September 5, 2025.
“Joint Venture” means a corporation, limited liability company, partnership or other entity engaged in a Permitted Business (other than an entity constituting a Subsidiary of the Company) in which the Company or any of its Restricted Subsidiaries owns, directly or indirectly, at least 20% of the Equity Interests.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, easement, right-of-way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Model Housing Unit” means a Housing Unit for which a building permit has been issued that will be or has been constructed initially for inspection by prospective purchasers and that is not intended to be sold until all or substantially all other Housing Units in such Model Housing Unit’s subdivision are sold.
“Maturity” means, with respect to any Note, the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof, or by declaration of acceleration, call for redemption or otherwise.
“Moody’s” means Moody’s Investors Service, Inc., or any successor to its debt rating business.
“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of
(1)brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;
(2)provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);
(3)amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4)payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and
(5)appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.
“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.
“New Lease Standards” means Financial Accounting Standards Board Accounting Standards Update 2016-02, Topic 842 (Leases), as the same may be modified, revised and replaced. As used herein, the New Lease Standards have been given effect with respect to any financial statement reflecting the use of the New Lease Standards.
“Non-Qualified DFH JV BFR Unit” means DFH JV BFR Unit that, for purposes of calculating the Borrowing Base, was once classified as a Qualified DFH JV BFR Unit, but subsequently fails to maintain such classification.
“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 365 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness that is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse for
(a) environmental warranties or indemnities, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics liens or (c) similar customary “bad-boy” guarantees.

“Notes” has the meaning set forth in the Recitals.
“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.
“Offering Memorandum” means the offering memorandum dated September 2, 2025 relating to the offer and sale of the Notes by the Company.
“Officer” means the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or numbers of words added before or after the title “Vice President”), the Chief Financial Officer, the Chief Accounting Officer, the Chief Administrative Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of a Person.
“Officers’ Certificate” means a certificate signed by two Officers of the Company.
“Operating Lease” means (a) before giving effect to the New Lease Standards, any lease other than a Capitalized Lease, and (b) after giving effect to the New Lease Standards, any lease other than a finance lease (as defined in the New Lease Standards).
“Opinion of Counsel” means a written opinion that is reasonably satisfactory to Trustee from legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or a Guarantor.

“Pari Passu Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks pari passu as to payment with the Notes or the Guarantee of such Guarantor, as applicable.
“Performance References” has the meaning set forth in the definition of “Derivative Instrument”.
“Permitted Business” means the businesses engaged in by the Company and its Subsidiaries on the Issue Date and any business that is a reasonable extension, development or expansion of any such business or any business that is similar, reasonably related, incidental, complementary or ancillary to any of the foregoing.
“Permitted Deferred Purchase Price Indebtedness” means Indebtedness in the nature of deferred purchase price (including earnout, deferred additional payment or similar incentive arrangements) owed to sellers and incurred by the Company or a Restricted Subsidiary in the ordinary course of business in connection with the purchase of assets (including, for the avoidance of doubt, both real and personal property assets) from such sellers in an amount reasonably projected in good faith by the Company to be payable to such seller.
“Permitted Holders” means (a) Patrick O. Zalupski and (i) his wife, children, siblings and parents and (ii) any trust for the benefit of him, his wife or children and (b) POZ Holdings, Inc.
“Permitted Investment” means:
(1)Investments by the Company or any Restricted Subsidiary in (a) the Company or any Guarantor or (b) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;
(2)Investments in the Company by any Restricted Subsidiary;
(3)loans and advances to directors, employees and officers of the Company and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Company not in excess of $7,500,000 at any one time outstanding;
(4)Hedging Obligations incurred pursuant to Section 4.02(b)(4);
(5)Investments held by (i) the Company or any Restricted Subsidiary in the form of cash and Cash Equivalents; and (ii) a Financial Services Subsidiary in the form of cash, treasuries, other cash equivalents, publicly-traded debt, equity and preferred equity instruments, or mortgages;
(6)receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
(7)Investments received pursuant to any plan of reorganization or similar arrangement, including foreclosure, perfection or enforcement of any Lien, upon the bankruptcy or insolvency of such trade creditors or customers;
(8)Investments made by the Company or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.05;
(9)lease, utility and other similar deposits in the ordinary course of business;
(10)Investments made by the Company or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests;
(11)stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;
(12)Investments in existence on the Issue Date and any extension, modification or renewal of such Investments or any Investments made with the proceeds of any disposition of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the appreciation, accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(13)completion guarantees entered into in the ordinary course of business;
(14)guarantees of Indebtedness permitted under Section 4.02;
(15)Investments made by the Company or any Restricted Subsidiary in Unrestricted Subsidiaries; provided, however, that the aggregate cost for all Investments as determined in accordance with GAAP (excluding, however, the Company’s or any Restricted Subsidiary’s equity in the undistributed earnings or losses in each such Unrestricted Subsidiary) made subsequent to the Issue Date pursuant to this clause (15) does not exceed the greater of $495,000,000 and 15% of Consolidated Tangible Assets at the time of investment; and provided, further, however, that no such Investment may be made if it causes or results (singly or with other actions or events) in (i) any violation of any other covenant or condition of this Indenture or (ii) any other Default;
(16)Investments of the Company or its Restricted Subsidiaries in respect of Joint Ventures, in an aggregate amount outstanding under this clause (16) not to exceed the greater of 660,000,000 and 20% of Consolidated Tangible Assets at the time of investment; provided that no such Investment may be made if it causes or results (singly or with other actions or events) in (i) any violation of any other covenant or condition of this Indenture or (ii) any other Default;
(17)Investments in any Person that is, or will upon the making of such Investment become, an Affiliate of the Company whose financial statements are not required to be consolidated with the financial statements of the Company in accordance with GAAP, in an aggregate amount outstanding under this clause (17) not to exceed the greater of $190,000,000 and 15% of Consolidated Tangible Net Worth at the time of such Investment; and
(18)other Investments in an aggregate outstanding amount not to exceed the greater of (x) $660,000,000 and (y) 20% of Consolidated Tangible Assets at the time of investment.
For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but, without duplication of any other increase in baskets or amounts hereunder, giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the principal amount of such Investment).
“Permitted Liens” means the following types of Liens:
(1)(a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental or quasi-governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;
(2)Liens incurred or deposits made or letters of credit issued in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, insurance obligations, bids, leases, government contracts, performance and return-of-money bonds, development obligations, progress payments, utility services, developer’s or other obligations to make on-site or off-site improvements and other similar obligations (exclusive of obligations for the payment of borrowed money);
(3)Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(4)Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents, goods covered thereby and other assets relating to such letters of credit and products and proceeds thereof;
(5)Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff;

(6)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(7)leases or subleases, licenses or sublicenses, (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary;
(8)Liens arising from filing Uniform Commercial Code financing statements regarding leases;
(9)Liens securing all of the Notes and Liens securing any Guarantee;
(10)Liens in favor of the Trustee under and as permitted by this Indenture;
(11)Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date, plus renewals and extensions of such Liens;
(12)Liens in favor of the Company or a Guarantor;
(13)[Reserved];
(14)Liens securing Indebtedness or other obligations in an aggregate outstanding principal amount not to exceed the greater of (x) $165,000,000 and (y) 5.0% of Consolidated Tangible Assets at the time of incurrence;
(15)Liens securing Non-Recourse Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred hereunder; provided, that such Liens apply only to (a) the property financed out of the net proceeds of such Non-Recourse Indebtedness within 365 days after the incurrence of such Non-Recourse Indebtedness and (b) Directly Related Assets, it being understood that individual financings under this clause (15) provided by one lender may be cross-collateralized to other financings provided by such lender or its Affiliates;
(16)Liens securing Purchase Money Indebtedness permitted to be incurred hereunder; provided that such Liens apply only to
(a) the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 365 days after the incurrence of such Purchase Money Indebtedness and (b) Directly Related Assets, it being understood that individual financings under this clause (16) provided by one lender may be cross-collateralized to other financings provided by such lender or its Affiliates;

(17)Liens securing Acquired Indebtedness permitted to be incurred hereunder; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than Directly Related Assets) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;
(18)Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any Restricted Subsidiary (and not created in anticipation or contemplation thereof);
(19)Liens to secure Attributable Indebtedness permitted to be incurred hereunder; provided that any such Lien shall not extend to or cover any assets of the Company or any Restricted Subsidiary other than (a) the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred and (b) Directly Related Assets, it being understood that individual Sale and Leaseback Transactions under this clause (19) provided by one counterparty may be cross-collateralized to other Sale Leaseback Transactions provided by such counterparty or its Affiliates;
(20)Liens securing Indebtedness of the Company or its Restricted Subsidiaries in respect of Indebtedness of a Joint Venture permitted to be incurred hereunder; provided that, with respect to such Indebtedness, such Liens do not extend to assets of the Company or its Restricted Subsidiaries other than (x) assets of the Joint Venture or (y) the Equity Interests held by Company or a Restricted Subsidiary in such Joint Venture to the extent that such Liens secure Indebtedness in respect of such Joint Venture owing to lenders who have also been granted Liens on assets of such Joint Venture to secure Indebtedness of such Joint Venture;

(21)Liens to secure Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted hereunder and which has been incurred in accordance with the provisions hereof; provided that in each case such Liens do not extend to any additional assets (other than Directly Related Assets);
(22)attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;
(23)easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations, assessment district and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company and its Subsidiaries;
(24)zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company and its Subsidiaries or the value of such real property for the purpose of such business;
(25)Liens on Equity Interests in an Unrestricted Subsidiary to the extent that such Liens secure Indebtedness of such Unrestricted Subsidiary owing to lenders who have also been granted Liens on assets of such Unrestricted Subsidiary to secure such Indebtedness;
(26)any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited hereunder;
(27)Liens for homeowner and property owner association developments and assessments;
(28)Licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any Restricted Subsidiary;
(29)pledges, deposits and other Liens existing under, or required to be made in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (iii) agreements for the funding of roads, sewers or other infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, Mello-Roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a land developer or homebuilder;
(30)Liens, encumbrances or other restrictions not securing Indebtedness contained in any joint venture agreement entered into by the Company or any Restricted Subsidiary with respect to the Equity Interests issued by the relevant joint venture or the assets of such joint venture;
(31)assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease of property leased by the Company or any Restricted Subsidiary, in each case with respect to the property so leased, and customary Liens and rights reserved in any lease for rent or for compliance with the terms of such lease;
(32)Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business;
(33)Liens securing obligations of the Company or any Restricted Subsidiary to any third party in connection with Permitted Deferred Purchase Price Indebtedness, provided that such Liens do not at any time encumber assets other than the assets (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds therefrom) acquired in connection therewith and the proceeds and products thereof; and
(34)Liens securing Indebtedness incurred under Section 4.02(b)(8), so long as such Liens are not Liens on an asset being used to calculate the Borrowing Base.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation,” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.
“Presold Housing Unit” means a Housing Unit as to which the Company or a Guarantor that owns such Housing Unit has a bona fide contract of sale, in customary form, entered into with a Person who is not an Affiliate of the Company or any Guarantor, and: (a) under which contract no defaults then exist; (b) under which contract the purchaser has made the customary earnest money deposit; and (c) under which contract there are no contingencies (other than ordinary and customary contingencies to the purchaser’s obligation to buy such Housing Unit entered into in the ordinary course of business).
“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.
“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Company or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs),

(2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets, it being understood that individual Purchase Money Indebtedness financings provided by one lender may be cross-collateralized to other financings provided by such lender or its Affiliates, and (3) such Indebtedness shall be incurred within 365 days after such acquisition of such asset by the Company or such Restricted Subsidiary or such installation, construction or improvement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified DFH JV BFR Unit” means (a) each Invitation Homes Unit and (b) a DFH JV BFR Unit (i) that has a minimum of a 15% deposit against the purchase price of such DFH JV BFR Unit (of which such deposits used for construction reduce the Borrowing Base) and (ii) in which all of the plots on which the units are (or are to be) constructed are contiguous (subject only to intervening common elements and publicly dedicated roads, streets and parks) with each other (and not scattered lot areas). In order for such DFH JV BFR Unit to be considered a Qualified DFH JV BFR Unit, the purchaser of such DFH JV BFR Unit must have in place a loan facility from a non-related financial institution to such joint venture with sufficient availability thereunder to finance the purchase of such DFH JV BFR Unit.
“Qualified Equity Interests” means Equity Interests of the Company other than Disqualified Equity Interests.
“Quotation Agent” means the Reference Treasury Dealer selected by the Company.
“Rating Agency” means each of S&P, Moody’s and Fitch or, if any of S&P, Moody’s or Fitch (or, in each case, any replacement thereof pursuant to this definition) ceases to rate the Notes, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company as a replacement agency for S&P, Moody’s or Fitch (or, in each case, any prior replacement thereof pursuant to this definition), as the case may be.
“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.
“Reference Treasury Dealer” means BofA Securities, Inc., BMO Capital Markets Corp. and Goldman Sachs & Co. LLC, and their respective successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.
“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Refinancing Indebtedness” means Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Company or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (plus the amount of any premium paid, accrued and unpaid interest and the amount of all fees and expenses incurred by the Company or any Restricted Subsidiary in connection therewith)
(or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

(1)if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinated in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;
(2)the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;
(3)the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and
(4)the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, extended or amended is secured.
“Regulation S” means Regulation S under the Securities Act.
“Reporting Failure” means the failure of the Company to file with the SEC and make available or otherwise deliver to the Trustee and each Holder, within the time periods specified in Section 4.12 (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the periodic reports, information, documents or other reports that the Company may be required to file with the SEC pursuant to such provision.
“Responsible Officer” means any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture or any other officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.
“Restricted Payment” means any of the following:
(1)the declaration or payment of any dividend or any other distribution on Equity Interests of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Company, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Restricted Subsidiary and pro rata dividends or distributions payable to stockholders of any class of any Restricted Subsidiary;
(2)the redemption of any Equity Interests of the Company or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Company, but excluding any such Equity Interests held by the Company or any Restricted Subsidiary;
(3)any Investment other than a Permitted Investment; or
(4)any payment on or with respect to, or redemption of, any Subordinated Indebtedness of the Company or any Guarantor (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) prior to any scheduled repayment or scheduled maturity, except (i) a payment of interest or principal at the stated maturity thereof or (ii) the redemption of any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition.

For the avoidance of doubt, the conversion of any convertible debt securities into shares of common stock of the Company shall not constitute a Restricted Payment.
“Restricted Payments Basket” has the meaning set forth in Section 4.03(a)(3).
“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Global Note” has the meaning set forth in Section 2.01(a).
“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to its debt rating business.
“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.
“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes.
“SEC” means the Securities and Exchange Commission.
“Secretary’s Certificate” means a certificate signed by the Secretary of the Company.
“Securities Act” means the Securities Act of 1933, as amended.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.01(a)(4) or (5) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.
“Speculative Housing Unit” means a Housing Unit that is not a Presold Housing Unit or Model Housing Unit.
“Stated Maturity” means, when used with respect to any Note or any installment of principal thereof or interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.
“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or the Guarantees, respectively.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity that is or is required to be consolidated in the consolidated financial statements of such Person in accordance with GAAP. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Company.

“Supplemental Indenture” has the meaning set forth in the Preamble.
“surrender” shall have the same meaning as “deliver” in the context of the surrender of a Note.
“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.03(d) hereto.
“Trustee” means U.S. Bank Trust Company, National Association, as trustee under this Indenture, together with its successors and assigns in such capacity.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“United States” means the United States of America (including the States and the District of Columbia) and its territories and possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.
“Unrestricted Cash” means an amount equal to (a) cash and cash equivalents of the Company and the Guarantors that are not subject to a Lien (excluding statutory Liens in favor of any depositary bank where such cash is maintained), negative pledge or other restriction minus (b) amounts included in the foregoing clause (a) that are with an entity other than the Company and the Guarantors as deposits or security for contractual obligations.

“Unrestricted Subsidiary” means (1) none of the Subsidiaries of the Company, as of the Issue Date, (2) thereafter, any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in accordance with Section 4.09 and (3) any Subsidiary of an Unrestricted Subsidiary under clause (2).
“VIE” means a variable interest entity (as such term is used in Accounting Standards Codification Section 810) in which the Company owns a direct or indirect interest and that is an Affiliate of the Company and whose financial statements are required to be consolidated with the financial statements of the Company under GAAP.
“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant Equity Interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.
“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then-outstanding principal amount of such Indebtedness.
“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Company or through one or more Wholly Owned Restricted Subsidiaries.
“Wholly Owned Subsidiary” means a Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Company or through one or more Wholly Owned Subsidiaries.
Section 1.02. Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.05(b)
“Affiliate Transaction”	4.06(a)
“Agent Members”	2.01(b)
“Automatic Exchange”	2.03(c)
“Change of Control Offer”	4.08(b)
“Conversion Event”	6.01(d)
“covenant defeasance”	8.01(b)
“Event of Default”	6.01(a)
“Excess Proceeds”	4.05(c)
“Funding Guarantor”	10.05
“Global Notes”	2.01(a)
“Judgment Currency”	6.10
“legal defeasance”	8.01(c)
“Paying Agent”	2.06
“Permanent Regulation S Global Note”	2.01(a)
“Permitted Indebtedness”	4.02(b)
“Ratio Exception”	4.02(a)
“Redesignation”	4.09
“Registrar”	2.06
“Regulation S Global Note”	2.01(a)
“Reinstatement Date”	4.07(b)
“Required Currency”	6.10
“Resale Restriction Termination Date”	2.03(d)
“Specified Courts”	11.06
“Successor”	5.01(a)
“Suspended Covenants”	4.07(a)
“Suspension Date”	4.07(a)
“Suspension Period”	4.07(b)
“Temporary Regulation S Global Note”	2.01(a)
“Triggering Lien”	4.10

Section 1.03. Rules of Construction. Unless the context otherwise requires:
(1)a term has the meaning assigned to it;
(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)“or” is not exclusive;
(4)words in the singular include the plural, and in the plural include the singular;
(5)provisions apply to successive events and transactions; and

(6)all references in this instrument to Articles and Sections are references to the corresponding Articles and Sections in and of this instrument.
ARTICLE 2
THE NOTES
Section 2.01. Form and Dating.
(a) The Notes will be offered and sold by the Company pursuant to a Purchase Agreement. The Notes will be resold initially only to (i) QIBs in reliance on Rule 144A and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes in fully registered form (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided hereunder. Except as set forth in this Section 2.01(a), ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in a Rule 144A Global Note, a permanent global note (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, a Permanent Regulation S Global Note or a Definitive Note only (i) upon certification in the form set forth on the reverse side of the Note that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act, and (ii) in the case of an exchange for a Definitive Note, in compliance with the requirements of Section 2.04(a) hereof.
Interests in Temporary Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the interest in the Temporary Regulation S Global Note first delivers to the Trustee a written certificate (in the form set forth on the reverse side of the Note) to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person (a) whom the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
Interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form set forth on the reverse side of the Note) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).
The Rule 144A Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.
(b) Book-Entry Provisions. This Section 2.02 shall apply only to Global Notes deposited with or on behalf of the Depository.
The Company shall execute and the Trustee shall, upon receipt of a Company Order, in accordance with this Section 2.01(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.
Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in this Section 2.01 or Section 2.03 or 2.04 hereof, owners of interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.
Section 2.02. Execution and Authentication. Two Officers of the Company shall sign the Notes on behalf of the Company by manual, electronic or facsimile signature. If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Notes are authenticated, the Notes shall be valid nevertheless.
The Notes shall not be entitled to any benefit under this Indenture or the related Guarantees or be valid or obligatory for any purpose until authenticated by the manual or electronic signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Notwithstanding the foregoing, if any Note has been authenticated and delivered hereunder but never issued and sold by the Company, and the Company delivers such Note to the Trustee for cancellation as provided in Section 2.12, together with a Company Order (which need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture or the related Guarantees.
The Trustee shall, upon receipt of a Company Order, authenticate and deliver (1) on the Issue Date, an aggregate principal amount of $300,000,000 of the Company’s 6.875% Senior Notes due 2030, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the Company Order pursuant to Section 2.04 and (3) in connection with any Automatic Exchange pursuant to Section 2.03(c)(vi) hereof, the Global Note that is not a Transfer Restricted Note. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.18, shall certify that such issuance is in compliance with Section 4.02. Each Note shall be dated the date of its authentication.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Guarantor or an Affiliate of the Company or any Guarantor.
Section 2.03. Transfer and Exchange.
(a)Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:
(x)to register the transfer of such Definitive Notes; or
(y)to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:
(i)shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
(ii)if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.03(b) hereof or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
(A)if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
(B)if such Definitive Notes are being transferred to the Company, a certification to that effect; or
(C)if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse side of the Note) and

(ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.03(d)(i) hereof.
(b)Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
(i)a certification (in the form set forth on the reverse side of the Note) that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and
(ii)written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions an interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.
(c)Transfer and Exchange of Global Notes.
(i)The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.
(ii)If the proposed transfer is a transfer of an interest in one Global Note to an interest in another Global Note, upon receipt of (A) a certification, in the form set forth on the reverse side of the Note, that such interest is either (x) being transferred to a QIB in accordance with Rule 144A or (y) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of an interest in the Permanent Regulation S Global Note, and (B) instructions given in accordance with the Applicable Procedures to reflect such transfer, the Registrar shall approve such instructions in accordance with the Applicable Procedures and reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
(iii)Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.04 hereof), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
(iv)In the event that a Global Note is exchanged for a Definitive Note pursuant to Section 2.04 hereof, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.03 (including the certification requirements set forth on the reverse side of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(v)During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note), or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.
(vi)Upon the Company’s satisfaction that the Notes are no longer Transfer Restricted Notes and the legends in Section 2.03(d) below shall no longer be required in order to maintain compliance with the Securities Act, interests in a Transfer Restricted Note that is a Global Note may, at the Company’s option, be automatically exchanged into interests in a Global Note that is not a Transfer Restricted Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day (or in the case of the Temporary Regulation S Global Note, the 40th calendar day) after (A) with respect to the Notes issued on the Issue Date, the Issue Date or (B) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Company’s satisfaction that the Notes are no longer Transfer Restricted Notes and the legend in Section 2.03(d) below shall no longer be required in order to maintain compliance with the Securities Act, the Company may (i) provide written notice to the Trustee at least 15 calendar days prior to any Automatic Exchange of the Resale Restriction Termination Date, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders with a copy to the Trustee at least 15 calendar days prior to any Automatic Exchange (an “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (y) the “CUSIP” number of the Transfer Restricted Note from which such Holder’s interests will be transferred and (z) the “CUSIP” number of the Global Note that is not a Transfer Restricted Note into which such Holder’s interests will be transferred, and (iii) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Global Notes that are not Transfer Restricted Notes accompanied by a Company Order, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes to be exchanged. Notwithstanding anything to the contrary in this Section 2.03(c)(vi), during the 10-day period between the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.03(c)(vi) shall be permitted without the prior written consent of the Company. As a condition to any Automatic Exchange, the Company shall provide, and the Trustee shall be entitled to rely upon, an Officers’ Certificate to the effect that such Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the legends in Section 2.03(d) below shall no longer be required in order to maintain compliance with the Securities Act, and that the aggregate principal amount of the particular Global Notes that are Transfer Restricted Notes may be transferred to the particular Global Notes that are not Transfer Restricted Notes by adjustment made on the records of the Trustee, as Notes Custodian, to reflect such Automatic Exchange. The Transfer Restricted Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following such Automatic Exchange.
(d)Legend.
(i)Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form:
    THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT PRIOR TO THE DATE
(THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH ANY ISSUER OR ANY AFFILIATE OF SUCH ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS] (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN

A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, IS NOT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Global Note shall also bear the following additional legend:
    THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
Each Temporary Regulation S Global Note shall also bear the following additional legend:
EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR BENEFICIAL INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING A BENEFICIAL INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH BENEFICIAL INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE) TO THE EFFECT THAT THE REGULATION S

GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).
Each Definitive Note shall also bear the following additional legend:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION TO ENSURE THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
(i)Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Note).
(e)Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.
(f)No Obligation of the Trustee.
(i)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through a member of, or a participant of, the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
(ii)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agent shall have any responsibility for any actions taken or not taken by Depository.

Section 2.04. Definitive Notes.
(a)A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.01 hereof shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.03 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository within 90 days of such notice or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.
(b)Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.04 shall be surrendered by the Depository to the Trustee located at the Corporate Trust Office of the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.04 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 thereof and registered in such names as the Depository shall direct in writing. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by
Section 2.03(d) hereof, bear the applicable restricted notes legend and definitive notes legend set forth in Exhibit A hereto.

(c)Subject to the provisions of Section 2.04(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(d)In the event of the occurrence of one of the events specified in Section 2.04(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.
Section 2.05. Issuance of Additional Notes. After the Issue Date, the Company shall be entitled, subject to its compliance with this Indenture, including Section 4.02, to issue Additional Notes, which Additional Notes shall have identical terms as the Notes issued on the Issue Date, other than with respect to the size, price, issue date and first interest payment. The Notes issued on the Issue Date and the Additional Notes shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase. With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:
(a)the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.02 that the Company is relying on to issue such Additional Notes;
(b)the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that a separate CUSIP number will be issued for any Additional Notes unless the Notes and the Additional Notes are fungible for U.S. federal income tax purposes; and
(c)the other statements required by Section 2.02.
Section 2.06. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent or tender agent.
The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Company may change any Paying Agent or Registrar without notice to any Holder. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company, any Guarantor or any other Subsidiary may act as Paying Agent or Registrar.

The Company initially appoints the Trustee as Registrar and Paying Agent.
Section 2.07. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Company, a Guarantor or another Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company, a Guarantor or another Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.
Section 2.08. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
Section 2.09. Replacement Notes. If any mutilated Note is surrendered to the Trustee, or if the Holder of a Note claims that the Note has been destroyed, lost or stolen and the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of such Note, the Company shall issue, and upon receipt of a Company Order, the Trustee shall authenticate, a replacement Note if the Trustee’s requirements are met. If any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. If required by the Trustee, any Guarantor or the Company, such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, each Guarantor, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge a Holder for their fees and expenses, including counsel fees, in replacing a Note.
Every replacement Note is an additional obligation of the Company.
Section 2.10. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder and those described in this Section 2.10 as not outstanding.
If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
A Note does not cease to be outstanding because the Company, a Guarantor or an Affiliate of the Company or a Guarantor holds the Note.
Section 2.11. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and execute temporary Notes and the Trustee shall, upon receipt of a Company Order, authenticate such temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes, but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and execute definitive Notes and the Trustee, upon receipt of a Company Order, shall authenticate such definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.
Section 2.12. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment or redemption or for credit against any sinking fund payment.
The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, redemption, replacement or cancellation or for credit against any sinking fund. On written request of the Company at the time of such surrender, the Trustee shall deliver to the Company evidence of cancellation for such canceled Notes held by the Trustee. Notes held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee. The Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.13. Payments; Defaulted Interest. Interest (except defaulted interest) on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons who are registered Holders of that Note at the close of business on the record date next preceding such Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender a Note to a Paying Agent to collect principal payments. Unless otherwise provided with respect to the Notes, the Company will pay the principal of, premium (if any) and interest on the Notes in Dollars. Such amounts shall be payable at the offices of the Trustee or any Paying Agent, provided that at the option of the Company, the Company may pay such amounts (1) by wire transfer with respect to Global Notes or (2) by check payable in such money mailed to a Holder’s registered address with respect to any Notes.
If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Notes and in Section 4.01. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date selected by the Company, the Company (or the Trustee, in the name of and at the expense of the Company upon 20 days’ prior written notice from the Company setting forth such special record date and the interest amount to be paid) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.
Section 2.14. Persons Deemed Owners. The Company, the Guarantors, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payments of principal of, premium (if any) or interest on such Note and for all other purposes. None of the Company, any Guarantor, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.
Section 2.15. Computation of Interest. Interest on the Notes shall be computed on the basis of a year comprising twelve 30-day months.
ARTICLE 3
REDEMPTION
Section 3.01. Notice to the Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.08 hereof, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed. The Company shall so notify the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) by delivering to the Trustee an Officers’ Certificate stating that such redemption will comply with the provisions of this Indenture and the Notes. Any such notice may be canceled at any time prior to the sending of such notice of such redemption to any Holder and shall thereupon be void and of no effect.
Section 3.02. Selection of Notes To Be Redeemed.
(a)If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis unless otherwise required by law, applicable stock exchange requirements or DTC procedures. The Trustee shall not be liable for selection of the Notes hereunder.
(b)The Notes will be redeemed only in principal amounts of $2,000 and integral multiples of $1,000; provided that no individual Notes of $2,000 or less shall be redeemed in part.
(c)If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. In the case of Definitive Notes, a new Definitive Note in a principal amount equal to the unredeemed portion of the original Definitive Note will be issued in the name of the Holder of the Definitive Note upon cancellation of the original Definitive Note. Subject to the satisfaction (or waiver) of any conditions precedent, Notes called for redemption become due on the date fixed for redemption.
On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent (or, if the Company is the Paying Agent, has segregated and holds in trust) funds in satisfaction of the Redemption Price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to this Indenture.

(d)The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
(e)For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of the Notes shall relate, in the case of any of the Notes redeemed or to be redeemed only in part, to the portion of the principal amount thereof which has been or is to be redeemed.
Section 3.03. Notice of Redemption. Notice of redemption shall be given not less than 10 days but not more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address of such Holder appearing in the security register maintained by the Registrar or otherwise in accordance with the procedures of DTC; provided, however, that notices of redemption may be given more than 60 days prior to a Redemption Date if such notice is issued in connection with a satisfaction and discharge of this Indenture or a legal or covenant defeasance pursuant to Article 8 hereof. The notice of redemption will state whether the redemption is conditioned on any events and what such conditions are.
All notices of redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:
(a)the Redemption Date;
(b)the Redemption Price (or the method of calculating or determining the Redemption Price);
(c)that, unless the Company and the Guarantors default in making the redemption payment, interest on the Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;
(d)if any Note is to be redeemed in part, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Note to the Paying Agent, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;
(e)that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;
(i)that the redemption is for a sinking or analogous fund, if such is the case;
(ii)if such Notes are convertible into or exchangeable for capital stock, other debt securities (including Notes), warrants, other equity securities or any other securities or property of the Company, any Guarantor or any other Person, the name and address of the conversion or exchange agent, the date on which the right to convert or exchange is terminated and the conversion or exchange rate; and
(iii)the CUSIP number, if any, relating to such Notes.
(f)that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request in an Officers’ Certificate, by the Trustee in the name and at the expense of the Company.
Section 3.04. Effect of Notice of Redemption. Once notice of redemption is sent, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates.
Section 3.05. Deposit of Redemption Price. By 11:00 a.m., New York City time, on any Redemption Date, the Company or a Guarantor shall deposit with the Trustee or the Paying Agent (or, if the Company or such Guarantor is acting as the Paying Agent, segregate and hold in trust as provided in Section 2.07) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on the Notes or portions thereof which are to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company or a Guarantor to the Trustee for cancellation.

If the Company or a Guarantor complies with the preceding paragraph, then, unless the Company and the Guarantors default in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except for the right to receive the Redemption Price upon surrender of such Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Notes.
Section 3.06. Notes Redeemed in Part. Upon surrender to the Paying Agent of a certificated Note to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such certificated Note without service charge a new certificated Note or certificated Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the certificated Note so surrendered that is not redeemed.
Section 3.07. Purchase of Notes. The Company, any Guarantor and any Affiliate of the Company or any Guarantor may at any time purchase or otherwise acquire Notes in the open market or by private agreement. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Notes. Any Notes purchased or acquired by the Company or a Guarantor may be delivered to the Trustee for cancellation upon Company Order and, upon such delivery, the indebtedness represented thereby shall be canceled. Section 2.12 shall apply to all Notes so delivered.
Section 3.08. Optional Redemption.
(a)Redemption of the Notes, as permitted by any provision of this Indenture, shall be made in accordance with this Article III and paragraph 5 of the Notes.
(b)At any time prior to September 15, 2027, the Company shall be entitled at its option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 106.875%, plus accrued and unpaid interest to, but excluding, the redemption date, with an amount equal to the net cash proceeds from one or more Equity Offerings; provided, however, that:
(1)at least 60% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (with Notes held, directly or indirectly, by the Company or its Affiliates being deemed to be not outstanding for purposes of such calculation); and
(2)notice of such redemption shall have been given within 180 days after the date of the related Equity Offering.
(c)Prior to September 15, 2027, the Company shall be entitled, at its option, to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date).
(d)Except pursuant to Section 3.08(b) and Section 3.08(c), the Notes will not be redeemable at the Company’s option prior to September 15, 2027.
(e)On and after September 15, 2027, the Company shall be entitled at its option to redeem all or a portion of the Notes, at the Redemption Prices (expressed in percentages of principal amount on the applicable Redemption Date) set forth below, plus accrued and unpaid interest to, but excluding, the applicable Redemption Date, subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the 12-month period beginning on September 15 of each of the years set forth below:

Year	Percentage
2027	103.438%
2028	101.719%
2029 and thereafter	100.000%

(f)Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(g)The Trustee shall have no duty to determine, or verify the calculation of the redemption price.

(h)Any redemption of Notes pursuant to this Section 3.08 or notice thereof may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Company’s sole discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Company if the Company determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). If any redemption date shall be delayed as contemplated by this paragraph and the terms of the applicable notice of redemption, such redemption date as so delayed may occur at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the date of the applicable notice of redemption.
In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(i)Notwithstanding Section 4.08 of this Indenture, in connection with any tender offer or Change of Control Offer, if the holders of Notes of not less than 90% in the aggregate principal amount of the outstanding Notes validly tender and the Company or a third-party in lieu of the Company purchases all of the Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice to redeem all Notes that then remain outstanding following such purchase at a redemption price equal to the price offered to each other holder in such tender offer or Change of Control Offer plus, to the extent not included in the tender offer or Change of Control Offer, accrued and unpaid interest, if any, thereon to, but excluding, the date of such redemption.
Section 3.09. Mandatory Redemption. The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes; provided, however, that under certain circumstances, the Company may be required to offer to purchase the Notes under Section 4.05 and Section 4.08 hereof. The Company may at any time and from time to time purchase Notes in the open market or otherwise.
ARTICLE 4
COVENANTS
Section 4.01. Payment of Notes. The Company shall pay the principal of, premium (if any) and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium and interest shall be considered paid on the date due if the Paying Agent (other than the Company, a Guarantor or a Subsidiary) holds by 11:00 a.m., New York City time, on that date money deposited by the Company or a Guarantor designated for and sufficient to pay all principal, premium and interest then due.
The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium (if any), at a rate equal to the then applicable interest rate on the Notes to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02. Limitations on Additional Indebtedness.

(a)The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided, that the Company or any Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, upon giving effect thereto, either (a) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (b) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be less than 3.00 to 1.00 (either (a) or (b), the “Ratio Exception”).
(b)Notwithstanding Section 4.02(a), so long as no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following Indebtedness, each of the following shall be permitted (the “Permitted Indebtedness”):
(1)the incurrence by the Company or any Guarantor (and the Guarantee thereof by the Company or any such Guarantor) of Indebtedness (including Refinancing Indebtedness) under one or more Credit Facilities in an aggregate principal amount outstanding under this Section 4.02(b)(1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed, at the time of incurrence thereof, the greater of (a) the sum of (x) $1,505,000,000 and (y) an additional amount equal to the lesser of (I) $610,000,000 and (II) an amount equal to the Borrowing Base minus $1,505,000,000 and (b) 75% of Consolidated Tangible Assets;
(2)the Notes and the Guarantees issued on the Issue Date (excluding any Additional Notes);
(3)Indebtedness of the Company and the Guarantors to the extent outstanding on the Issue Date (other than Indebtedness referred to in Section 4.02(b)(1) and 4.02(b)(2)), including the Existing Notes;
(4)Indebtedness of the Company and the Restricted Subsidiaries under Hedging Obligations; provided that such Hedging Obligations are not incurred for speculative purposes;
(5)Indebtedness of the Company owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Company or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Company owed to a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under this Indenture and the Notes and (b) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Company or a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this Section 4.02(b)(5);
(6)Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed), homeowners’ association obligations, community facility district bonds, metro district bonds, Mello-Roos bonds, subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder;
(7)Purchase Money Indebtedness incurred by the Company or any Restricted Subsidiary, in an aggregate principal amount outstanding not to exceed at the time of incurrence the greater of $165,000,000 and 5% of Consolidated Tangible Assets; provided, that the Company or any Restricted Subsidiary shall be permitted to enter into any model home lease back in the normal course of business in which the Company or such Restricted Subsidiary is a tenant, and such model home leases shall not be subject to the limitation of this Section 4.02(b)(7);

(8)Non-Recourse Indebtedness of the Company or any Financial Covenant Restricted Subsidiary in an aggregate outstanding principal amount not to exceed at the time of incurrence the greater of $190,000,000 and 15% of Consolidated Tangible Net Worth;

(9)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(10)Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11)Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Ratio Exception, Section 4.02(b)(2), 4.02(b)(3) or 4.02(b)(7), this Section 4.02(b)(11) or Acquired Indebtedness;

(12)the guarantee by the Company or any Restricted Subsidiary of Indebtedness (other than Indebtedness incurred pursuant to Section 4.02(b)(8), Section 4.02(b)(13) or Section 4.02(b)(16) or, in the case of the guarantee by a Restricted Subsidiary that is not a Guarantor, pursuant to the Ratio Exception or Section 4.02(b)(1)) of a Restricted Subsidiary, in the case of the Company, or of the Company or another Restricted Subsidiary, in the case of a Restricted Subsidiary, in either case, that was permitted to be incurred by another provision of this Section 4.02;

(13)Indebtedness of Financial Services Subsidiaries and VIEs, in each case so long as neither the Company nor any Restricted Subsidiary has guaranteed or is otherwise obligated with respect to such Indebtedness or has pledged collateral to secure such Indebtedness (other than in respect of circumstances customarily excluded by lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings);

(14)(x) Indebtedness of the Company or any Guarantor incurred to finance an acquisition or merger or (y) Acquired Indebtedness of the Company or any Restricted Subsidiary; provided, however, that in either case, upon giving effect to the transactions that result in the incurrence or issuance thereof, on a pro forma basis, (a) the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception, (b) the Consolidated Fixed Charge Coverage Ratio of the Company is greater than such ratio immediately prior to the applicable transaction or transactions, or (c) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth of the Company is less than such ratio immediately prior to the applicable transaction or transactions;

(15)Indebtedness of the Company or any Guarantor in an aggregate principal amount outstanding not to exceed the greater of $330,000,000 and 10% of Consolidated Tangible Assets at the time of incurrence;

(16)the guarantee by the Company or any Restricted Subsidiary in respect of Indebtedness incurred by Joint Ventures in an aggregate principal amount outstanding under this Section 4.02(b)(16) not to exceed the greater of $330,000,000 and 10% of Consolidated Tangible Assets at the time of incurrence other than customary “bad boy” guarantees, which shall not be subject to such limitation;

(17)the incurrence by the Company or any Restricted Subsidiary of Permitted Deferred Purchase Price Indebtedness; and

(18)other unsecured Indebtedness that is not Non-Recourse Indebtedness in an aggregate principal amount not to exceed $2,500,000.

(c)For purposes of determining compliance with this Section 4.02, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in Section 4.02(b)(1) through (18) or is entitled to be incurred pursuant to the Ratio Exception, the Company shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the Credit Facilities on the Issue Date shall be deemed to have been incurred under Section 4.02(b)(1).
Section 4.03. Limitations on Restricted Payments.
(a)The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:
(1)no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;
(2)immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception; and
(3)the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Existing Notes Issue Date (other than Restricted Payments made pursuant to Section 4.03(b)(2), (3), (4), (5), (6) or (7)), does not exceed the sum (the “Restricted Payments Basket”) of (without duplication):
(A)    $60,000,000, plus
(B)    50% of Consolidated Net Income for the period (taken as one accounting period) from July 1, 2023 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(C)    100% of the aggregate net cash proceeds or the Fair Market Value (as determined by the Board of Directors of the Company) of any assets to be used in a Permitted Business received by the Company either (x) as contributions to the common equity of the Company after the Existing Notes Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Existing Notes Issue Date, plus
(D)    the aggregate amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) of Indebtedness into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus
(E)    in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Existing Notes Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus
(F)    upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Company’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Company’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this Section 4.03(a)(3)(F) and were not previously repaid or otherwise reduced.
(b)The provisions of Section 4.03(a) shall not prohibit:
(1)the payment by the Company or any Restricted Subsidiary of any dividend or similar distribution within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;
(2)the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (other than to the Company or any of its Subsidiaries);
(3)the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.02 and the other terms of this Indenture;
(4)the repurchase, redemption, defeasance or other acquisition or retirement for value of Equity Interests of the Company held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), pursuant to any equity subscription agreement, stock option agreement, stockholders’ agreement or similar agreement or benefit plan of any kind or upon their bankruptcy or petition for bankruptcy, death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $5,000,000 during any calendar year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to subsequent calendar years, so long as the cash consideration applied to the redemption of Equity Interests pursuant to this Section 4.03(b)(4) shall in no event exceed $10,000,000 in any calendar year);
(5)repurchases of Equity Interests deemed to occur upon the exercise of stock options or stock appreciation rights if the Equity Interests represent a portion of the exercise price thereof;
(6)the repurchase of Equity Interests upon vesting of restricted stock, restricted stock units, performance share units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto;
(7)additional Restricted Payments in an aggregate amount, when taken together with all Restricted Payments made pursuant to this Section 4.03(b)(7) and then outstanding, does not exceed the greater of $165,000,000 and 5% of Consolidated Tangible Assets at the time of such Restricted Payment;

(8)the payment of dividends on the Company’s Qualified Equity Interests (other than preferred stock) or the payment of any dividend to any parent of the Company to fund the payment by such parent of a dividend on such entity’s Qualified Equity Interests (other than preferred stock) of up to 6% per annum of the net proceeds received by the Company from any public equity offering after the Issue Date of such Qualified Equity Interests of the Company or contributed to the Company as common equity capital by any parent from any public equity offering of such Qualified Equity Interests of any direct or indirect parent of the Company; or
(9)the payment of dividends on the preferred stock of the Company that is outstanding on the Issue Date (in an amount not to exceed that required pursuant to the terms thereof as in effect on the Issue Date);
provided that no issuance and sale of Qualified Equity Interests pursuant to Section 4.03(b)(2) shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.
The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or a Restricted Subsidiary of the Company, as the case may be, pursuant to the Restricted Payment.
Section 4.04. Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.
The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
(a)pay dividends or make any other distributions to the Company or any Restricted Subsidiary on or in respect of its Equity Interests;
(b)make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or
(c)transfer any of its assets to the Company or any other Restricted Subsidiary;
except in each case for:
(1)encumbrances or restrictions existing under or by reason of applicable law or any applicable rule, regulation or order;
(2)encumbrances or restrictions existing under this Indenture, the Notes and the Guarantees;
(3)non-assignment provisions of any contract or any lease entered into in the ordinary course of business;
(4)encumbrances or restrictions existing under agreements existing on the Issue Date as in effect on the Issue Date and encumbrances or restrictions applicable to Restricted Subsidiaries existing under any Credit Facility pursuant to which Indebtedness has been incurred under Section 4.02(b)(1);
(5)restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;
(6)restrictions on the transfer of assets imposed under any agreement to sell such assets (including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or other disposition of the Equity Interests or assets of such Restricted Subsidiary) permitted under this Indenture to any Person pending the closing of such sale;
(7)encumbrances or restrictions existing under any instrument governing Acquired Indebtedness, or any agreement or other instrument of a Person or with respect to any property acquired by the Company or any Restricted Subsidiary that was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), in each case which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person and/or its Subsidiaries or the assets so acquired;
(8)encumbrances or restrictions existing under any instrument governing Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not materially more restrictive than those contained in the agreements creating or evidencing the Indebtedness being refinanced;

(9)customary provisions in leases, licenses, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person;
(10)restrictions existing under or by reason of Purchase Money Indebtedness incurred in compliance with Section 4.02 to the extent such restrictions are of the nature described in Section 4.04(c) on the assets acquired;
(11)restrictions existing under or by reason of Non-Recourse Indebtedness incurred in compliance with Section 4.02 to the extent such restrictions are of the nature described in Section 4.04(c) on the assets secured by such Non-Recourse Indebtedness or on the Equity Interests in the Person holding such assets;
(12)customary restrictions existing under or by reason of other Indebtedness incurred in compliance with Section 4.02; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company, no more materially restrictive than the restrictions contained in the existing agreements referenced in clause (4) of this Section 4.04;
(13)any encumbrances or restrictions existing under (A) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (B) agreements for the funding of roads, sewers or other infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, Mello-Roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a land developer or homebuilder;
(14)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(15)encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of the Company or the Restricted Subsidiary, as applicable, in any manner material to the Company and its Restricted Subsidiaries, taken as a whole; and

(16)any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) of this Section 4.04; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (1) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Equity Interests, and (2) the subordination of loans or advances made to the Company or a Restricted Subsidiary to other Indebtedness of the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
Section 4.05. Limitations on Asset Sales.
(a)The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless: (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale and (2) at least 70% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.
For purposes of clause (2) of this Section 4.05(a), the following shall be deemed to be cash:
( i)the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness;
( ii)the amount of any obligations received from such transferee that are within 180 days converted by the Company or such Restricted Subsidiary to cash (to the extent of the cash actually so received);

( iii) the Fair Market Value of any assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Company or a Restricted Subsidiary acquires voting and management control of such entity) received by the Company or any Restricted Subsidiary to be used by it in the Permitted Business; and
( iv) any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale the Fair Market Value of which, when taken together with all other Designated Non-cash Consideration received since the Issue Date pursuant to this clause (iv) (and not subsequently converted into Cash Equivalents that are treated as Net Available Proceeds of an Asset Sale) does not exceed the greater of $330,000,000 and 10% of Consolidated Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.05.
(b)If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or such Restricted Subsidiary shall, no later than 360 days following the receipt of the Net Available Proceeds, apply all or any of the Net Available Proceeds therefrom to:
(1)permanently repay, prepay, redeem or repurchase: (x) Obligations under Indebtedness secured by Permitted Liens pursuant to clauses (13), (14), (16), (17) and (18) of the definition of “Permitted Liens” (whose commitments shall be correspondingly reduced permanently upon such repayment or prepayment), (y) Obligations under the Notes or any other Pari Passu Indebtedness of the Company or any Restricted Subsidiary of the Company; provided that if the Company or any such Restricted Subsidiary shall so repay or prepay any such other Pari Passu Indebtedness, the Company will reduce Obligations under the Notes on a pro rata basis (based on the amount so applied to such repayments or prepayments) by, at its option, (A) redeeming Notes as described under Section 3.08, (B) making an offer (in accordance with the procedures set forth in Section 4.05(c) and (d) for an Asset Sale Offer) to all Holders to purchase their Notes for at least 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased or (C) purchasing Notes through privately negotiated transactions or open market purchases, in a manner that complies with this Indenture and applicable securities law, at market prices (which may be less than par); or (z) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary of the Company;
(2)acquire all or substantially all of the assets of, or any Equity Interests of, another Permitted Business, if, after giving effect to any such acquisition of Equity Interests, the Permitted Business is or becomes a Restricted Subsidiary of the Company;
(3)make a capital expenditure;
(4)acquire Additional Assets or improve or develop existing assets to be used in a Permitted Business; or
(5)make any combination of the foregoing payments, redemptions, repurchases, expenditures or investments;
provided, that in the case of Section 4.05(b)(2), (3), (4) or (5), a binding commitment to acquire the assets or Equity Interests of a Person engaged in a Permitted Business, invest in Additional Assets or to make such capital expenditures shall be treated as a permitted application of an amount of Net Available Proceeds from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such amount of Net Available Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and such Net Available Proceeds are actually applied in such manner within the later of 360 days from the consummation of the Asset Sale and 180 days from the date of the Acceptable Commitment.
Pending the final application of any Net Available Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Available Proceeds in any manner that is not prohibited by this Indenture.
(c)Any Net Available Proceeds from Asset Sales that are not applied or invested as provided in Section 4.05(b) (it being understood that any portion of such Net Available Proceeds used to make an Asset Sale Offer shall be deemed to have been applied or invested whether or not such Asset Sale Offer is accepted) will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $25,000,000, the Company will provide notice of such Asset Sale Offer to all Holders of Notes (with a copy to the Trustee) and if the Company elects (or is required by the terms of such other Pari Passu Indebtedness), all holders of other Pari Passu Indebtedness (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of Notes and such Pari Passu Indebtedness, in denominations of $2,000 initial principal amount and multiples of $1,000 in excess thereof, that may be purchased with an amount equal to the Excess Proceeds at an offer price in cash in an amount not less than 100% of the principal amount thereof, or, in the case of Pari Passu Indebtedness represented by securities sold at a discount, not less than the amount of the accreted value thereof at such time, plus accrued and unpaid interest to the date fixed for the closing of such offer (or, in respect of such other Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such other Pari Passu Indebtedness), in accordance with the procedures set forth in this Indenture. In the event that the Company or any Restricted Subsidiary of the Company prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Company or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid. After the completion of an Asset Sale, the Company and its Restricted Subsidiaries may make an Asset Sale Offer prior to the time they are required to do so by the first sentence of this paragraph. If the Company or any Restricted Subsidiary completes such an Asset Sale Offer with respect to any Net Available Proceeds, the Company and its Restricted Subsidiaries shall be deemed to have complied with this Section 4.05 with respect to the application of such Net Available Proceeds, and any such Net Available Proceeds remaining after completion of such Asset Sale Offer may be used by the Company and its Restricted Subsidiaries for any purpose not prohibited by this Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Company will select such other Pari Passu Indebtedness to be purchased on a pro rata basis based on the aggregate principal amount of the Notes and the other Pari Passu Indebtedness to be purchased validly tendered and not withdrawn. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d)The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.05, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.05 by virtue of such compliance.
(e)Future credit agreements and other agreements relating to Indebtedness to which the Company or one or more of its Affiliates become a party may prohibit or limit the Company from purchasing any Notes pursuant to this Asset Sales covenant. In the event the Company and its Subsidiaries are contractually prohibited from purchasing the Notes, the Company could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, it will remain contractually prohibited from purchasing the Notes. In such case, the Company’s failure to purchase tendered Notes would constitute a Default hereunder.
Section 4.06. Limitations on Transactions with Affiliates.
(a)The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions involving aggregate consideration in excess of $3,000,000, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:
(1)such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis by the Company or that Restricted Subsidiary from a Person that is not an Affiliate of the Company or that Restricted Subsidiary; and
(2)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30,000,000, such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company.
(b)The provisions of Section 4.06(a) shall not apply to:
(1)transactions exclusively between or among the Company and/or one or more Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction);
(2)reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification and insurance arrangements;

(3)the allocation of employee services among the Company, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or stockholder of the Company beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Company);
(4)any Permitted Investment (other than any Permitted Investment made in accordance with clause (1)(b), clause (14) or clause (15) of the definition of “Permitted Investments” to the extent that such Permitted Investment under clause (14) or clause (15) is in a Joint Venture or Unrestricted Subsidiary of which any officer, director or stockholder of the Company beneficially owns any Equity Interests (other than indirectly through ownership of Equity Interests in the Company));
(5)any agreement as in effect as of the Issue Date or any extension, amendment, modification or supplement thereto or any replacement thereof (so long as any such extension, amendment, modification, supplement or replacement satisfies the requirements set forth in Section 4.06(a)(1)) or any transaction contemplated thereby;
(6)Restricted Payments which are made in accordance with Section 4.03(a) or Section 4.03(b)(1) or (4)-(9);
(7)licensing of trademarks to, and allocation of overhead, sales and marketing, travel and like expenses among, the Company, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or stockholder of the Company beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Company);
(8)issuances, sales or other dispositions of Qualified Equity Interests for cash by the Company to an Affiliate, including any granting of registration and/or other customary investor or shareholder rights in connection therewith; or
(9)transactions in the ordinary course of business with Unrestricted Subsidiaries that are engaged in the business of originating mortgages on behalf of new home customers of the Company and its homebuilding Subsidiaries; provided that such transactions are no less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis by the Company or such Restricted Subsidiary from a Person that is not an Affiliate of the Company or such Restricted Subsidiary;
(10)transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph; or
(11)issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option, stock ownership, severance or termination plans or similar employee benefit agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practices and advances, reimbursements and payments pursuant thereto.
Section 4.07. Covenant Suspension.
(a)The first day (such date, a “Suspension Date”) on which (1) the Notes have an Investment Grade Rating from at least two of the Rating Agencies; and (2) no Default has occurred and is continuing under this Indenture (excluding, for the avoidance of doubt, any Default arising in connection with the event or transaction resulting in the achievement of such Investment Grade Ratings, which Default arises solely under one or more of the Suspended Covenants (as defined below)), the covenants listed below (collectively, the “Suspended Covenants”) will be suspended and the Company and its Restricted Subsidiaries will not be subject to the following provisions of this Indenture:
(i)Section 4.02;
(ii)Section 4.03;
(iii)Section 4.04;
(iv)Section 4.05;

(v)Section 4.06;
(vi)Section 4.09;
(vii)clause (3) of Section 5.01(a); and
(viii)Section 4.11 (but only with respect to any Person that is required to become a Guarantor on or after the date of the commencement of the applicable Suspension Date).
(b)If at any time the Notes cease to have Investment Grade Ratings from at least two of the Rating Agencies, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until a Suspension Date subsequently occurs (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from at least two of the Rating Agencies); provided, however, that no Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company nor any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period that were permitted at such time or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date that were permitted at such time, regardless of whether such actions or events would not have been permitted if the applicable Suspended Covenants had remained in effect during such period. The period of time between the Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.”
(c)On the Reinstatement Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to Section 4.02(a) or 4.02(b) (in each case to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to Section 4.02(a) or (b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under Section 4.02(b)(3). Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.03 will be made as though Section 4.03 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.03(a). The Company will have 30 days after any Reinstatement Date to comply with the terms of Section 4.11.
For purposes of Section 4.04, on the Reinstatement Date, any consensual encumbrances or consensual restrictions of the types specified in that covenant entered into during the Suspension Period will be deemed to have been in effect on the Issue Date. For purposes of Section 4.06, any Affiliate Transaction (as defined below) entered into after the Reinstatement Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Company entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date. For purposes of Section 4.05, on the Reinstatement Date, the unutilized Excess Proceeds amount will be reset to zero.

(d)During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.
(e)Promptly following the occurrence of any Suspension Date or Reinstatement Date, the Company will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Suspension Date or Reinstatement Date has occurred, monitor the ratings of the Notes or notify the Holders of any Suspension Date or Reinstatement Date. The Trustee may provide a copy of such Officers’ Certificate to any Holder of the Notes upon written request.
Section 4.08. Change of Control.
(a)    Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of repurchase plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in Section 4.08(b).
(b)    Within 30 days following any Change of Control, the Company shall provide a notice to each Holder and any agent appointed for such purpose with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)    that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of repurchase, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date);
(2)    the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);
(3)    the repurchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is provided); and
(4)    the instructions, as determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Notes repurchased.
(c)    Holders electing to have a Note repurchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the repurchase date. Holders will be entitled to withdraw their election if the agent or the Company receives not later than one Business Day prior to the repurchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for repurchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased.
(d)    On the repurchase date, all Notes repurchased by the Company under this Section 4.08 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.
(e)    The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Company and repurchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if notice of redemption has been given pursuant to Section 3.08.
(f)    Notwithstanding any other provision of this Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
(g)    The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of its compliance with such securities laws or regulations.
Section 4.09. Limitations on Designation of Unrestricted Subsidiaries.
The Company may designate any Subsidiary of the Company as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if (1) no Default shall have occurred and be continuing at the time of or upon giving effect to such Designation and (2) the Company would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to Section 4.03, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Company’s proportionate interest in such Subsidiary on such date.
No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless:
(1)    neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (x) provides any direct or indirect credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) is directly or indirectly liable for any Indebtedness of such Subsidiary other than, in each case, such Investments as are permitted pursuant to Section 4.03;
(2)    such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding (x) are no less favorable to the Company or the Restricted Subsidiary than those that would be reasonably expected to be obtained at the time from Persons who are not Affiliates of the Company or such Restricted Subsidiary or (y) would be permitted as (a) an Affiliate Transaction under and in compliance with Section 4.06, (b) an Asset Sale under and in compliance with Section 4.05, (c) a Permitted Investment or (d) an Investment under and in compliance with Section 4.03;

(3)    such Subsidiary is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and
(4)    such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Equity Interest of such Unrestricted Subsidiary, which guarantee is not recourse to the Company or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to Section 4.03.
If, at any time after the Designation, any Unrestricted Subsidiary fails to meet the requirements set forth in the preceding paragraph, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under Section 4.02 or the Lien is not permitted under Section 4.10, the Company shall be in default of the applicable covenant.
The Company may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if: (1) no Default shall have occurred and be continuing at the time of and upon giving effect to such Redesignation; and (2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.
All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee, together with an Officers’ Certificate certifying compliance with the foregoing provisions.
Section 4.10. Limitations on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (a “Triggering Lien”) of any nature whatsoever against any assets now owned or hereafter acquired by the Company or such Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), or any proceeds, income or profits therefrom securing any Indebtedness, except Permitted Liens, unless all payments due under this Indenture and the Notes (or under a Guarantee in the case of Liens of a Guarantor) are secured on an equal and ratable basis (or on a superior basis, in the event the other Indebtedness is Subordinated Indebtedness) with the obligations so secured until such time as such obligations are no longer secured by a Triggering Lien.
Section 4.11. Additional Guarantees. After the Issue Date, the Company shall cause each Restricted Subsidiary that guarantees Indebtedness of the Company or any Guarantor under any Credit Facility (including, without limitation, the Credit Agreement) or other Indebtedness (limited to clauses (1) or (2) of the definition thereof) of the Company or any Guarantor which is in an aggregate outstanding principal amount in excess of $25,000,000, to execute and deliver to the Trustee, within 30 days of incurring such guarantee, a supplemental indenture to this Indenture pursuant to which such Restricted Subsidiary will provide a Guarantee. Each Guarantee shall be subject to the terms and limitations, including certain customary release provisions, contained in this Indenture.
The Company at any time at its sole option may cause any Subsidiary that is not a Guarantor to become a Guarantor by executing a supplemental indenture to this Indenture and delivering the documents required by this Indenture.
Section 4.12. Reports to Holders. Whether or not required by the SEC, the Company shall furnish to the Trustee and the Holders of the Notes, from and after the Issue Date and within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC):
(1)    all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, an audit report on the annual financial statements by the Company’s certified independent accountants; and
(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file these reports.
In addition, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in clauses (1) and (2) of this Section 4.12 with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.

At any time that there shall be one or more Unrestricted Subsidiaries that, in the aggregate, hold more than 15.0% of Consolidated Tangible Assets, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.
In addition, the Company agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it shall furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
The Company will participate in quarterly conference calls (which may be a single conference call together with investors and lenders holding other securities or Indebtedness of the Company and/or its Restricted Subsidiaries) to discuss results of operations. The conference call will be following the last day of each fiscal quarter of the Company and not later than 10 Business Days from the time that the Company distributes the financial information as set forth above. No fewer than two days prior to the conference call, the Company will provide the time and date of such conference call and provide instructions for Holders, prospective investors in the Notes, securities analysts and market making financial institutions to obtain access to such call on a password-protected website or online data system which will require a confidentiality acknowledgement.
The Company will be deemed to have furnished the information and reports described above to the Trustee, the Holders of the Notes and prospective investors if the Company has filed such information and reports with the SEC using the SEC’s Electronic Data Gathering, Analysis and Retrieval system (or any successor system) and such information and reports are publicly available or, if the SEC will not accept the Company’s filings for any reason, if the Company posts such information and reports on its website within the time periods specified above. The Trustee shall have no responsibility whatsoever to determine if such information and reports have been filed with the SEC or posted on the Company’s website, and the delivery of such information and reports to the Trustee is for informational purposes only. The Trustee’s receipt of such shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates). The Trustee is under no duty to examine such information or reports to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.
The Trustee shall have no duty to inquire as to the performance of the covenants set forth in this Indenture.
Section 4.13. Maintenance of Office or Agency. The Company will maintain in each Place of Payment for the Notes an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where the Notes may be presented for registration of transfer or exchange, where the Notes may be presented for payment and where notices in respect of the Notes and this Indenture may be given or made. Unless otherwise designated by the Company by written notice to the Trustee and the Guarantors, such office or agency shall be the Corporate Trust Office of the Trustee. The Company will give prompt written notice to the Trustee and the Guarantors of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Guarantors with the address thereof, such presentations, surrenders, and notices may be made at the Corporate Trust Office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
Section 4.14. Compliance Certificate. (a) The Company will deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that, to the signing Officers’ knowledge, no Default has occurred, or, if a Default or Event of Default has occurred, a description of such Default or Event of Default and what action the Company and/or Guarantors are taking or propose to take with respect thereto.
(b)The Company or any Guarantor shall, so long as Notes are outstanding, deliver to the Trustee, as soon as practicable, but in no event more than five Business Days, after any Officer of the Company or such Guarantor, as the case may be, becoming aware of any Default or Event of Default under this Indenture, an Officers’ Certificate stating that a Default or an Event of Default has occurred, specifying such Default or Event of Default and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto.
Section 4.15. Corporate or Other Existence. Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence. This Section 4.15 shall not prohibit or restrict the Company from converting into a different form of legal entity.

Section 4.16. Waiver of Stay, Extension or Usury Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive it from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 5
SUCCESSORS
Section 5.01. Limitations on Mergers, Consolidations, Etc.
(a)    The Company shall not, directly or indirectly, in a single transaction or a series of related transactions, (x) consolidate or merge with or into any Person (other than a merger that satisfies the requirements of Section 5.01(a)(1) with a Wholly Owned Restricted Subsidiary solely for the purpose of changing the Company’s jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign (excluding, for the avoidance of doubt, the creation of any Lien permitted under this Indenture on) all or substantially all of the assets of the Company and the Restricted Subsidiaries (taken as a whole) to any Person or (y) adopt a Plan of Liquidation unless, in either case:
(1)    either:
(A)    the Company will be the surviving or continuing Person; or
(B)    the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture, all of the obligations of the Company under the Notes and this Indenture; provided that, in the case of the Company, at any time the Successor is a limited liability company, there shall be a co-issuer of the Notes that is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia;
(2)    immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in Section 5.01(a)(1)(B) and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing;
(3)    immediately after and giving effect to such transaction and the assumption of the obligations set forth in Section 5.01(a)(1)(B) and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (A) the Company or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Ratio Exception, (B) the Consolidated Fixed Charge Coverage Ratio of the Company or the Successor is greater than such ratio for the Company immediately prior to such transaction, or (C) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth of the Company or the Successor is less than such ratio for the Company immediately prior to such transaction; and
(4)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all applicable conditions and covenants contained in this Indenture have been complied with, that such supplemental indenture complies with the provisions hereof and, with respect to such Opinion of Counsel, that such supplemental indenture is the legal, valid and binding obligation of the Company or the Successor.
For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.
(b)    Except as provided under Article 10 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:
(1)    either:

(A)    such Guarantor will be the surviving or continuing Person; or
(B)    the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture, all of the obligations of such Guarantor under the Guarantee of such Guarantor and this Indenture;
(2)    immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and
(3)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all applicable conditions and covenants contained in this Indenture have been complied with, that such supplemental indenture complies with the provisions hereof and, with respect to such Opinion of Counsel, that such supplemental indenture is the legal, valid and binding obligation of the Guarantor or such Person.
Notwithstanding the foregoing, (a) any Restricted Subsidiary may merge into the Company or another Restricted Subsidiary and (b) the requirements of the immediately preceding paragraph will not apply to any transaction pursuant to which such Guarantor is permitted to be released from its Guarantee in accordance with the provisions described under Section 10.04 or any transaction permitted by this Indenture and as a result of which such Guarantor would cease to be a Subsidiary of the Company.
For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Company and the Restricted Subsidiaries (taken as a whole), will be deemed to be the transfer of all or substantially all of the assets of the Company and the Restricted Subsidiaries (taken as a whole).
Upon any consolidation, combination or merger of the Company or a Guarantor, or any transfer of all or substantially all of the assets of the Company and the Restricted Subsidiaries (taken as a whole) in accordance with the foregoing, in which the Company or such Guarantor is not the continuing obligor under the Notes or its Guarantee, the surviving entity formed by such consolidation or into which the Company or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture, the Notes and the Guarantees with the same effect as if such surviving or transferee entity had been named therein as the Company or such Guarantor and, except in the case of a conveyance, transfer or lease, the Company or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Company’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Guarantee, if applicable.
Section 5.02. Successor Person Substituted. Upon any consolidation or merger of the Company or a Guarantor, as the case may be, or any sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of the Company or such Guarantor in accordance with Section 5.01, the Successor formed by such consolidation or into which the Company or such Guarantor is merged or to which such sale, lease, conveyance, assignment, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company or such Guarantor, as the case may be, under this Indenture and the Notes with the same effect as if such Successor had been named as the Company or such Guarantor, as the case may be, herein, and the predecessor Company or Guarantor, in the case of a sale, conveyance, assignment, transfer or other disposition, shall be released from all obligations under this Indenture, the Notes and, in the case of a Guarantor, its Guarantee.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01. Events of Default.
( a)An “Event of Default,” wherever used herein with respect to the Notes, occurs if:
(1)failure by the Company to pay interest on or any additional amount with respect to any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;
(2)failure by the Company to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3)failure by the Company to comply with any other agreement or covenant in this Indenture (other than the agreements or covenants described under Section 5.01) and continuance of this failure for 60 days (or 180 days in the case of a Reporting Failure) after written notice, as specified in Section 6.01(f);
(4)the Company or any Guarantor that is a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(A)commences a voluntary case,
(B)consents to the entry of an order for relief against it in an involuntary case,
(C)consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or
(D)makes a general assignment for the benefit of its creditors;
(5)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:
(A)is for relief against the Company or any Guarantor that is a Significant Subsidiary as debtor in an involuntary case,
(B)appoints a Bankruptcy Custodian of the Company or any Guarantor that is a Significant Subsidiary or a Bankruptcy Custodian for all or substantially all of the property of the Company or any Guarantor that is a Significant Subsidiary, or
(C)orders the liquidation of the Company or any Guarantor that is a Significant Subsidiary;
(6)any Guarantee of any of the Guarantors that is a Significant Subsidiary ceases to be in full force and effect with respect to the Notes or is declared null and void in a judicial proceeding, or any such Guarantor denies or disaffirms its obligations under this Indenture or such Guarantee; or
(7)failure by the Company to comply with any of its agreements or covenants described in Section 5.01; and
(8)default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:
(A)is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period, or
(B)results in the acceleration of such Indebtedness prior to its express final maturity, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in Section 6.01(a)(8)(A) or (B) has occurred and is continuing, aggregates $30,000,000 or more; provided, however, that if any such default is cured or waived or any acceleration rescinded or such Indebtedness is repaid within a period of 10 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the Notes shall automatically be rescinded so long as such rescission does not conflict with any judgment or decree;
(9)one or more judgments or orders that exceed $30,000,000 in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered.
(b)The Trustee shall not be deemed to know or have notice of any Default or Event of Default unless a Responsible Officer of the Trustee receives written notice at the Corporate Trust Office of the Trustee of such Default or Event of Default with specific reference to such Default or Event of Default.
(c)When a Default or Event of Default is cured, it ceases.

(d)Notwithstanding the foregoing provisions of this Section 6.01, if the principal of, premium (if any) or interest on any Note is payable in a currency or currencies (including a composite currency) other than Dollars and such currency or currencies are not available to the Company or a Guarantor for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company or such Guarantor (a “Conversion Event”), each of the Company and the Guarantors will be entitled to satisfy its obligations to Holders of the Notes by making such payment in Dollars in an amount equal to the Dollar equivalent of the amount payable in such other currency, as determined by the Company or the Guarantor, as the case may be, by reference to the Exchange Rate on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this Section 6.01, any payment made under such circumstances in Dollars where the required payment is in a currency other than Dollars will not constitute an Event of Default under this Indenture.
(e)Promptly after the occurrence of a Conversion Event, the Company or a Guarantor shall give written notice thereof to the Trustee; and the Trustee, promptly after receipt of such notice, shall give notice thereof in the manner provided in Section 11.01 to the Holders. Promptly after the making of any payment in Dollars as a result of a Conversion Event, the Company or the Guarantor, as the case may be, shall give notice in the manner provided in Section 11.01 to the Holders, setting forth the applicable Exchange Rate and describing the calculation of such payments.
(f)A Default under clause (3) of Section 6.01(a) is not an Event of Default until the Trustee notifies the Company and the Guarantors, or the Holders of at least 25% in principal amount of the then outstanding Notes affected by such Default notify the Company, the Guarantors and the Trustee, of the Default, and the Company or the applicable Guarantor, as the case may be, fails to cure the Default within 60 days (or 180 days in the case of a Reporting Failure) after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” For purposes of this Section 6.01, a Default under clause (7) of Section 6.01(a) shall not be considered a Default under clause (3) of this Section 6.01.
Section 6.02. Acceleration.
(a)If an Event of Default (other than an Event of Default specified in clause (4) or (5) of Section 6.01(a)) occurs and is continuing, the Trustee, by written notice to the Company and the Guarantors, or the Holders of at least 25% in principal amount of the Notes then outstanding, by written notice to the Company, the Guarantors and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon any such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind such acceleration. If an Event of Default specified in clause (4) or (5) of Section 6.01 hereof with respect to the Company occurs, all outstanding Notes shall become due and payable without any further declaration, notice or other act.
Notwithstanding anything to the contrary set forth above, a notice of Default may not be given with respect to any action taken, and reported publicly or to holders, more than two years prior to such notice of Default.

(b)Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders (each a “Directing Holder”) must be accompanied by a written representation from each such holder to the Company and the Trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of such Notes in lieu of DTC or its nominee. If, following the delivery of a Noteholder Direction, but prior to the acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder providing such Noteholder Direction was, at any relevant time, in breach of its Position Representation and provides to the Trustee evidence that the Company has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of Notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it hereunder, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or
otherwise and shall have no liability for ceasing to take any action or staying any remedy. The Trustee shall have no liability to the Company, any holder or any other Person in acting in good faith on a Noteholder Direction, or for determining whether any holder has delivered a Position Representation or that such Position Representation conforms with the requirements of this Indenture or any other agreement.

(c)The Trustee shall, within 90 days after a Responsible Officer of the Trustee obtains actual knowledge of any Default or Event of Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder actually known to a Responsible Officer of the Trustee; provided, however, that, except in the case of a Default or Event of Default in payment with respect to the Notes, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer in good faith determines that the withholding of such notice is in the interest of the Holders.
Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04. Waiver of Defaults. Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may waive an existing or past Default or Event of Default with respect to such Notes, as the case may be, and its consequences (including waivers obtained in connection with a tender offer or exchange offer for the Notes so affected or a solicitation of consents in respect of the Notes so affected, provided that in each case such offer or solicitation is made to all Holders of then outstanding Notes), except (1) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on any Note or (2) a continued Default in respect of a provision that under Section 9.02 cannot be amended or supplemented without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05. Control by Majority. The Holders of a majority in principal amount of all the then outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it not relating to or arising under such an Event of Default. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to security or indemnification satisfactory to it in its sole discretion from Holders directing the Trustee against all losses and expenses caused by taking or not taking such action.

Section 6.06. Limitations on Suits. Subject to Section 6.07 hereof, a Holder may pursue a remedy with respect to this Indenture, the Notes or the Guarantees, if any, only if:
(1)the Holder gives to the Trustee written notice of a continuing Event of Default;
(2)the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;
(3)such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(4)the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(5)the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of and premium, if any, and interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of Section 6.01).
The Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture and, as soon as practicable, but in no event more than five business days, after any Officer of the Company or a Guarantor becoming aware of any Default or Event of Default hereunder, a statement stating that a Default or an Event of Default has occurred, specifying such Default or Event of Default and what action the Company or a Guarantor, as the case may be, is taking or proposes to take with respect thereto.
Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (after giving effect to the period specified in clause (1) of the first paragraph of Section 6.01), or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder
Section 6.08. Collection Suit by Trustee. If an Event of Default specified in clause (1) or (2) of the first paragraph of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or a Guarantor for the amount of principal, premium (if any) and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or a Guarantor or their respective creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
First: to the Trustee, its agents and attorneys for amounts due under this Indenture;
Second: to Holders for amounts due and unpaid on the Notes in respect of which or for the benefit of which such money has been collected, for principal, premium (if any) and interest ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium (if any) and interest, respectively; and
Third: to the Company.
The Trustee, upon prior written notice to the Company, may fix record dates and payment dates for any payment to Holders pursuant to this Article 6.
To the fullest extent allowed under applicable law, if for the purpose of obtaining a judgment against the Company or a Guarantor in any court it is necessary to convert the sum due in respect of the principal of, premium (if any) or interest on the Notes (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used for purposes of rendering the judgment shall be the rate at which in accordance with normal banking procedures the Required Currency could be purchased in The City of New York with the Judgment Currency on the Business Day in The City of New York next preceding that on which final judgment is given.

None of the Company, any Guarantor or the Trustee shall be liable for any shortfall nor shall it benefit from any windfall in payments to Holders of Notes under this Section 6.10 caused by a change in exchange rates between the time the amount of a judgment against it is calculated as above and the time the Company or the Guarantors convert the Judgment Currency into the Required Currency to make payments under this Section 6.10 to Holders of Notes, but payment of such judgment shall discharge all amounts owed by the Company and the Guarantors on the claim or claims underlying such judgment.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01. Duties of Trustee.
(a)If an Event of Default of which a Responsible Officer has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default with respect to the Notes:
(1)the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(1)This paragraph does not limit the effect of Section 7.01(b);
(2)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.
(e)No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security or indemnity satisfactory to it in its sole discretion against any loss, liability or expense.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company and the Guarantors. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium (if any) and interest on the Notes.

Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may require instruction, an Officers’ Certificate or an Opinion of Counsel or both to be provided. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such instruction, Officers’ Certificate or Opinion of Counsel. The Trustee may consult at the Company’s expense with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor, as the case may be.
(f)The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any Guarantor or by any Holder of the Notes at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(g)The permissive rights of the Trustee enumerated herein shall not be construed as duties.
(h)In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(j)In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(k)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other papers or documents or other evidence of indebtedness, unless requested in writing to do so by the Holders of not less than a majority in principal amount of the outstanding Notes but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses, claims or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such costs, expenses, claims or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand.
(l)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless the Holders have offered to the Trustee security or indemnity satisfactory in its sole discretion against the costs, expenses, claims and liabilities that may be incurred therein or thereby.
(m)The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(n)The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(o)Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company or any Guarantor, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or any Guarantor or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.
(p)If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively and without liability rely on its failure to receive such notice as reason to act as if no such event occurred.
(q)The Trustee shall have no duty to inquire as to the performance of, or otherwise monitor compliance with the Company or any Guarantor's covenants under this Indenture.
(r)The Trustee shall not be responsible for monitoring the Company’s rating status, making any request upon any rating agency, or determining whether any rating event has occurred. Neither the Trustee, Registrar or Paying Agent shall be responsible for determining whether any Change of Control has occurred and whether any Change of Control Offer with respect to the Notes is required.

Section 7.03. May Hold Notes. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor or any of their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Sections 7.10 and 7.11.
Section 7.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or any Guarantor or upon the Company’s or such Guarantor’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes other than its certificate of authentication.
Section 7.05. Notice of Defaults. If a Default or Event of Default with respect to the Notes occurs and is continuing and it is actually known to a Responsible Officer of the Trustee, the Trustee shall send to Holders of Notes a notice of the Default or Event of Default within 90 days after a Responsible Officer of the Trustee obtains actual knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium (if any) and interest on the Notes, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of Holders of Notes.
Section 7.06. [Reserved].
Section 7.07. Compensation and Indemnity. The Company and the Guarantors agree to pay to the Trustee for its acceptance of this Indenture and services hereunder such compensation as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors agree to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it (including the costs and expense of enforcing this Section). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Company and the Guarantors hereby indemnify and hold harmless the Trustee and any predecessor Trustee against any and all loss, liability, damage, claim (including claims involving the Company, a Guarantor or any third party) or expense (including reasonable fees and expenses of agents and counsel), including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next following paragraph. The Trustee shall notify the Company and the Guarantors promptly of any third-party claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company may defend the claim and the Trustee shall cooperate in the defense.
The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent (such consent not to unreasonably withheld).

The Company shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s gross negligence, bad faith or willful misconduct, as determined by a final non-appealable order of a court of competent jurisdiction.

To secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that properly held in trust to pay principal of, premium (if any) and interest on particular Notes. Such lien and the Company’s obligations under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(4) or (a)(5) occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
The Trustee may resign and be discharged at any time with respect to the Notes by so notifying the Company and the Guarantors. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee with respect to the Notes by so notifying the Trustee, the Company and the Guarantors. The Company may remove the Trustee if:
(1)the Trustee fails to comply with Section 7.10;
(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or
(4)the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Notes, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Notes (it being understood that any such successor Trustee may be appointed with respect to the Notes and that at any time there shall be only one Trustee with respect to the Notes).
Within one year after the successor Trustee with respect to the Notes takes office, the Holders of a majority in principal amount of the Notes then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Notes does not take office within 30 days after the retiring or removed Trustee resigns or is removed, the retiring or removed Trustee (at the expense of the Company), the Company, any Guarantor or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.
If the Trustee with respect to the Notes fails to comply with Section 7.10, any Holder of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Notes.
In case of the appointment of a successor Trustee, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, to the Company and to the Guarantors. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
In case of the appointment of a successor Trustee, the Company, the Guarantors, the retiring Trustee and the successor Trustee shall execute and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and that shall confer to the successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Notes. Nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and such successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Notes. On request of the Company or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property held by such retiring Trustee as Trustee with respect to the Notes. Such retiring Trustee shall, however, have the right to deduct its unpaid fees and expenses, including attorneys’ fees.

Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 7.08, the obligations of the Company under Section 7.07 shall continue for the benefit of the retiring Trustee or Trustees.
Section 7.09. Successor Trustee by Merger, etc. Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association, without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation or banking association, the transferee corporation automatically assumes all of the Trustee’s duties and obligations hereunder.
In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
Section 7.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
ARTICLE 8
DISCHARGE OF INDENTURE
Section 8.01. Termination of the Company’s and the Guarantors’ Obligations.
(a)This Indenture shall cease to be of further effect with respect to the Notes (except that the Company’s obligations under Section 7.07, the Trustee’s and Paying Agent’s obligations under Section 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article 7 shall survive), and the Trustee, on written request of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture with respect to the Notes, when:
(1)either:
(A)all outstanding Notes have been delivered to the Trustee for cancellation; or
(B)all outstanding Notes not theretofore delivered to the Trustee for cancellation either:
(i)    have become due and payable,
(ii)    will become due and payable at their Stated Maturity within one year, or
(iii)    are to be called for redemption within one year,
and, in the case of clause (i), (ii) or (iii) above, the Company or the Guarantors have irrevocably deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (i)) in trust for such purpose (x) money in the currency in which payment of the Notes is to be made in an amount, or (y) Government Obligations with respect to the Notes, maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Notes is to be made in an amount or (z) a combination thereof, which will be sufficient, in the opinion (in the case of clauses (y) and (z)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Notes for principal and interest to the date of such deposit or for principal, premium, if any, and interest to the Stated Maturity or Redemption Date, as the case may be; or
(C)the Company and the Guarantors have properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 2.01, to be applicable to the Notes;

(2)the Company or a Guarantor has paid or caused to be paid all other sums payable by them hereunder with respect to the Notes and this Indenture; and
(3)the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Notes have been complied with, together with an Opinion of Counsel to the same effect.
(b)The Company may, at its option, terminate certain of its and the Guarantors’ respective obligations under this Indenture (“covenant defeasance”) with respect to the Notes if:
(1)the Company or a Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Notes, (i) money in the currency in which payment of the Notes is to be made in an amount, or (ii) Government Obligations with respect to the Notes, maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Notes is to be made in an amount or (iii) a combination thereof, that is sufficient, in the opinion (in the case of clauses (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and premium (if any) and interest on all Notes on each date that such principal, premium (if any) or interest is due and payable and (at the Stated Maturity thereof or upon redemption as provided in Section 8.01(e)) to pay all other sums payable by it hereunder;
provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such Government Obligations to the payment of said principal, premium (if any) and interest with respect to the Notes as the same shall become due;

(2)the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Notes have been complied with, and an Opinion of Counsel to the same effect;
(3)no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit; and
(4)the Company shall have delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee or a private letter ruling issued by the United States Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.01(b) and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.
In such event, this Indenture shall cease to be of further effect (except as set forth in this paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging satisfaction and discharge under this Indenture. However, the Company’s and the Guarantors’ respective obligations in Sections 2.03, 2.06, 2.07, 2.08, 2.09, 4.01, 4.13, 7.07, 7.08, 8.04 and 10.01, the Trustee’s and Paying Agent’s obligations in Section 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article 7 shall survive until all Notes are no longer outstanding. Thereafter, only the Company’s obligations in Section 7.07 and the Trustee’s and Paying Agent’s obligations in Section 8.03 shall survive with respect to the Notes.
After such irrevocable deposit made pursuant to this Section 8.01(b) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company’s and the Guarantors’ obligations under this Indenture with respect to the Notes except for those surviving obligations specified above.
In order to have money available on a payment date to pay principal of or premium (if any) or interest on the Notes, the Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. Government Obligations shall not be callable at the issuer’s option.
(c)If the Company and the Guarantors have previously complied or are concurrently complying with Section 8.01(b) with respect to the Notes, then, the Company may elect that its and the Guarantors’ respective obligations to make payments with respect to Notes be discharged (“legal defeasance”), if:
(1)    no Default or Event of Default under clauses (4) and (5) of Section 6.01 hereof shall have occurred at any time during the period ending on the 91st day after the date of deposit contemplated by Section 8.01(b) (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(2)    the Company has delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee to the effect referred to in Section 8.01(b)(4) with respect to such legal defeasance, which opinion is based on (i) a private letter ruling issued by the United States Internal Revenue Service addressed to the Company, (ii) a published ruling of the United States Internal Revenue Service pertaining to a comparable form of transaction or (iii) a change in the applicable United States Federal income tax law (including regulations) after the date of this Indenture; and
(3)    the Company has delivered to the Trustee a Company Request requesting such legal defeasance of the Notes and an Officers’ Certificate stating that all conditions precedent with respect to such legal defeasance of the Notes have been complied with, together with an Opinion of Counsel to the same effect.
In such event, the Company and the Guarantors will be discharged from their respective obligations under this Indenture and the Notes to pay principal of, premium (if any) and interest on the Notes, the Company’s and the Guarantors’ respective obligations under Sections 4.01, 4.13 and 10.01 shall terminate with respect to such Notes, and the entire indebtedness of the Company evidenced by such Notes and of the Guarantors evidenced by the related Guarantees, if any, shall be deemed paid and discharged.
(d)If the Notes are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund provisions, the terms of the applicable trust arrangement shall provide for such redemption, and the Company shall make such arrangements as are reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
Section 8.02. Application of Trust Money. The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.01 hereof. It shall apply the deposited money and the money from Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium (if any) and interest on the Notes with respect to which the deposit was made.
Section 8.03. Repayment to Company or Guarantor. The Trustee and the Paying Agent shall promptly pay to the Company or any Guarantor any excess money or Government Obligations (or proceeds therefrom) held by them at any time upon the written request of the Company.
Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium (if any) or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.
Section 8.04. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or Government Obligations deposited with respect to the Notes in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantors under this Indenture with respect to the Notes and under the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 8.01; provided, however, that if the Company or any Guarantor has made any payment of principal of, premium (if any) or interest on any Notes because of the reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or the Paying Agent.
ARTICLE 9
SUPPLEMENTAL INDENTURES AND AMENDMENTS
Section 9.01. Without Consent of Holders. The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes or waive any provision hereof or thereof without the consent of any Holder:
(1)to cure any ambiguity, mistake, defect or inconsistency;
(2)to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders in the case of a merger or acquisition or to otherwise comply with any agreements or covenants described under Section 5.01;

(3)to provide for uncertificated Notes in addition to or in place of certificated Notes, or to provide for the issuance of bearer Notes (with or without coupons);
(4)to provide any security for, or to add any Guarantees of or additional obligors, on Notes or the related Guarantees, including the execution of a supplemental indenture by any Guarantor or additional obligor in connection therewith;
(5)to comply with any requirement in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
(6)to add to the covenants of the Company or any Guarantor for the benefit of the Holders of Notes, or to surrender any right or power herein conferred upon the Company or any Guarantor;
(7)to add any additional Events of Default with respect to the Notes;
(8)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder in any material respect;
(9)to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes pursuant to Section 8.01; provided, however, that any such action shall not adversely affect the interest of the Holders in any material respect;
(10)to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08;
(11)to comply with SEC rules and regulations or changes to applicable law;
(12)to comply with the rules of any applicable securities depositary;
(13)to release any Guarantor from any of its obligations under its Guarantee or this Indenture (to the extent permitted hereby);
(14)to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders of Notes or that does not adversely affect in any material respect the legal rights hereunder of any such Holder;
(15)to conform the text of this Indenture, the Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum; or
(16)to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date
Upon the written request of the Company, accompanied by a Board Resolution, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with the Company and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.
Section 9.02. With Consent of Holders. Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture with the consent (including consents obtained in connection with a tender offer or exchange offer for the Notes or a solicitation of consents in respect of the Notes, provided that in each case such offer or solicitation is made to all Holders of then outstanding Notes) of the Holders of at least a majority in principal amount of the then outstanding Notes.

Upon the written request of the Company, accompanied by a Board Resolution, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with the Company and the Guarantors in the execution of such amendment or supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.
It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
The Holders of a majority in principal amount of the then outstanding Notes may waive (including waivers obtained in connection with a tender offer or exchange offer for the Notes or a solicitation of consents in respect of the Notes, provided that in each case such offer or solicitation is made to all Holders of then outstanding Notes) any existing Default under, or compliance by the Company or any Guarantor with any provision of, this Indenture with respect to the Notes.
However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not:
(1)    change the maturity of the Notes (which, for the avoidance of doubt, shall not prohibit amendments to or waivers of Section 4.08 or Section 4.05 at any time prior to the occurrence of the relevant Change of Control or Asset Sale);
(2)    reduce the amount or extend the due date of any scheduled payment of interest on or principal of any such Notes;
(3)    reduce any premium payable upon optional redemption of such Note or change the date on which any such Note is subject to redemption (excluding, for the avoidance of doubt, changes to provisions specifying the notice periods for effecting a redemption);
(4)    make any Note payable in money or currency other than that stated in such Note;
(5)    modify or change any provision of this Indenture or the related definitions to subordinate any Note or any Guarantee in right of payment to other Indebtedness in a manner that adversely affects the Holder of such Note;
(6)    reduce the percentage of Holders necessary to consent to an amendment, supplement or waiver to this Indenture or the Note;
(7)    impair the contractual right of the Holder of a Note to receive payments of principal of or interest on such Note on or after the due dates therefor; or
(8)    make any change in Section 9.01 or 9.02 of this Indenture.
A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Notes, or which modifies the rights of the Holders of Notes with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of the Notes.
The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company or any Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Note with respect to which such consent is required or sought as of a date identified by the Company or such Guarantor in a notice furnished to Holders in accordance with the terms of this Indenture.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Section 9.03. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.

However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives written notice of revocation before a date and time therefor identified by the Company or any Guarantor in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company or any Guarantor may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of the Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (1) through (8) of Section 9.02 hereof. In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Note.
Section 9.04. Notation on or Exchange of the Notes. If an amendment or supplement changes the terms of an outstanding Note, the Company may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note at the request of the Company regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee shall, upon receipt of a Company Order, authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.
Notes authenticated and delivered after the execution of any amendment or supplement may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplement.
Section 9.05. Trustee to Sign Amendments, etc. The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it.
In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive, in addition to the documents required by Section 11.02, and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel provided at the expense of the Company or a Guarantor as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by the terms of this Article and that all conditions precedent to the execution of the supplemental indenture, the form of which is attached as Exhibit C hereto, have been complied with and with respect to such Opinion of Counsel, that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against each of them in accordance with its terms, subject to customary exceptions and qualifications.

ARTICLE 10
GUARANTEE
Section 10.01. Guarantee.
(a)For value received, each of the Guarantors hereby fully, unconditionally and absolutely guarantees to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under this Indenture and the Notes by the Company, when and as such principal, premium, if any, and interest shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Notes and this Indenture, subject to the limitations set forth in Section 10.03.
(b)Failing payment when due of any amount guaranteed pursuant to the related Guarantee, for whatever reason, each of the Guarantors will be jointly and severally obligated to pay the same immediately. Each of the Guarantees hereunder is intended to be a general, unsecured, unsubordinated obligation of the related Guarantor and will rank pari passu in right of payment with all Debt of such Guarantor that is not, by its terms, expressly subordinated in right of payment to such Guarantee.

Each of the Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Notes, its Guarantee, the Guarantee of any other Guarantor or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any Guarantor, or any action to enforce the same or any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the related Guarantees) which might otherwise constitute a legal or equitable discharge or defense of the Guarantors. Each of the Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Notes, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.06, by the Holders, on the terms and conditions set forth in this Indenture, directly against such Guarantor to enforce such Guarantee without first proceeding against the Company or any other Guarantor.

(c)The obligations of each of the Guarantors under this Article 10 shall be as aforesaid full, unconditional and absolute and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company or any of the Guarantors contained in the Notes or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company, any of the Guarantors or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Company, any of the Guarantors or the Trustee of any rights or remedies under the Notes or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for the Notes, including all or any part of the rights of the Company or any of the Guarantors under this Indenture, (v) the extension of the time for payment by the Company or any of the Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Notes or this Indenture or of the time for performance by the Company or any of the Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or any of the Guarantors set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company or any of the Guarantors or any of their respective assets, or the disaffirmance of the Notes, the Guarantee or this Indenture in any such proceeding, (viii) the release or discharge of the Company or any of the Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of the Notes, the related Guarantees or this Indenture or (x) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the related Guarantees) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.
(d)Each of the Guarantors hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or any of the Guarantors, and all demands whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing its Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing its Guarantee without notice to it and (iii) covenants that its Guarantee will not be discharged except by complete performance of such Guarantee. Each of the Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to its Guarantee is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the Guarantors, such Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and such Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.
(e)Each of the Guarantors shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of this Indenture; provided, however, that such Guarantor, shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Notes and the related Guarantees shall have been paid in full or discharged.
Section 10.02. [Reserved.]
Section 10.03. Limitation on Liability of the Guarantors. Each Guarantor and by its acceptance hereof each Holder of a Note entitled to the benefits of a Guarantee under this Article 10 hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders of a Note entitled to the benefits of such Guarantee and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 10.04. Release of Guarantors from Guarantee.
(a)    A Guarantor shall be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.05):
(1)    upon any consolidation with or merger with or into, any Person by such Guarantor pursuant to Section 5.01(b);
(2)    upon the disposition of all or a portion of the capital stock of such Guarantor such that such Guarantor ceases to be a Subsidiary, if the sale or other disposition does not violate Section 4.05;
(3)    upon the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;
(4)    at such time as such Guarantor does not have any guarantees outstanding (and the release from one or more of such Guarantor’s other guarantees may be conditioned upon the concurrent release of such Guarantor’s Guarantee) that would have required such Guarantor to enter into a Guarantee pursuant to Section 4.11 except upon a discharge or release as a result of payment under such Guarantee;
(5)    upon defeasance of the Notes pursuant to Article VIII; or
(6)    upon the discharge of the Company’s obligations under this Indenture;
provided, however, that in the case of Section 10.04(a)(1), if such other Person is not the Company or a Subsidiary of the Company, then (i) such merger or consolidation must otherwise be permitted by this Indenture and (ii) the Company must provide an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations, if any, under Section 4.05.
(b)    The Trustee shall deliver an appropriate instrument evidencing any release of a Guarantor from its Guarantee upon receipt of a written request of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel that the Guarantor is entitled to such release in accordance with the provisions of this Indenture. If the Guarantor is not so released, it shall remain liable for the full amount of principal of (and premium, if any, on) and interest on the Notes entitled to the benefits of such Guarantee as provided in this Indenture, subject to the limitations of Section 10.03.
Section 10.05. Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors hereby agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor (as applicable) in a pro rata amount based on the net assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes entitled to the benefits of a Guarantee under this Article 10 or any other Guarantor’s obligations with respect to its Guarantee of the Notes.
ARTICLE 11
MISCELLANEOUS
Section 11.01. Notices.
(a)Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, facsimile, email or overnight air courier guaranteeing next day delivery, to the other’s address:
If to the Company or any Guarantor:
Dream Finders Homes, Inc.
14701 Phillips Highway, Suite 300
Jacksonville, Florida 32256
Attention: Robert E. Riva
Email: Robert.riva@dreamfindershomes.com

    with a copy (which shall not constitute notice) to:

Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attention: Mark Plichta and John Wolfel
Email: mplichta@foley.com; jwolfel@foley.com

If to the Trustee:
        U.S. Bank Trust Company, National Association
        1555 North RiverCenter Drive, Suite 203
        Milwaukee, Wisconsin 53212
        Attention: Steven Posto
        Email: steven.posto@usbank.com

        With a copy to (which shall not constitute notice) to:

        Stinson LLP
        50 South Sixth Street, Suite 2600
        Minneapolis, Minnesota 55402
        Attention: Adam Maier
        Email: adam.maier@stinson.com

(b)The Company, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
(c)All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if by facsimile or email; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
(d)Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
(e)If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except that in the case of notice to the Trustee, it is duly given only when received.
(f)If the Company or a Guarantor mails a notice or communication to Holders, it shall mail a copy to the Company and the other Guarantors, as the case may be, and to the Trustee and each Agent at the same time.
(g)All notices or communications, including without limitation notices to the Trustee, the Company or a Guarantor by Holders, shall be in writing, except as otherwise set forth herein.
(h)Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given when delivered to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary.
(i)All notices, approvals, consents, requests and any communications under this Indenture must be in writing (provided that any communication sent to the Trustee must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the Company)), in English. The party providing electronic instructions agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 11.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or a Guarantor to the Trustee to take any action or refrain from taking any action under this Indenture, the Company or such Guarantor, as the case may be, shall, furnish to the Trustee at the expense of the Company or such Guarantor, as the case may be:

(1)an Officers’ Certificate in form satisfactory to the Trustee (which shall include the statements in Section 11.03 thereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)an Opinion of Counsel in form satisfactory to the Trustee (which hall include the statements set forth in Section 11.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
Section 11.03. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture:
(i)a statement that the individual making such certificate or opinion has read such covenant or condition;
(ii)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been satisfied or complied with; and
(iv)a statement as to whether or not, in the opinion of such individual, such covenant or condition has been satisfied or complied with.
In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.
Section 11.04. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 11.05. Legal Holidays. If a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
Section 11.06. No Recourse Against Others. No director, manager, officer, employee, incorporator, member, stockholder, partner or other owner of the Company, a Restricted Subsidiary or the Trustee, as such, will have any liability for any obligations of the Company under the Notes, for any obligations of any Guarantor under its Guarantee, or for any obligations of the Company, any Guarantor or the Trustee under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. The SEC takes the position that this waiver will not be effective to waive liabilities under the federal securities laws.
Section 11.07. Governing Law; Waiver of Jury Trial; Venue. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF NEW YORK REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
THE COMPANY, THE TRUSTEE AND THE HOLDERS (BY THEIR ACCEPTANCE OF THE NOTES) EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court)
to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company, the Trustee and the Holders (by their acceptance of the Notes) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 11.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Guarantor or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 11.09. Successors. All agreements of the Company and each of the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
Section 11.10. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.
Section 11.11. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signature to this agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this agreement.
Section 11.12. Table of Contents, Headings, etc. The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
Section 11.13. USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.
Section 11.14. Calculations. It is understood that neither the Trustee nor the Paying Agent shall have any responsibility for any calculations hereunder and shall be entitled to conclusively rely on the calculations of the Company without any independent verification or investigation.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.
Dream Finders Homes, Inc.
By: /s/ Patrick O. Zalupski
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer

Signature Page to Indenture

GUARANTORS:
Dream Finders Homes LLC
By: /s/ Patrick O. Zalupski
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer
H&H Constructors of Fayetteville, LLC
By: /s/ Patrick O. Zalupski
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer
Village Park Homes, LLC
By: /s/ Patrick O. Zalupski
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer
DFH Land, LLC
By: /s/ Patrick O. Zalupski
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer
DFH Wildwood, LLC
By: /s/ Patrick O. Zalupski
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer
Signature Page to Indenture

DFH Mandarin, LLC
By: /s/ Patrick O. Zalupski
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer
Century Homes Florida, LLC
By: /s/ Patrick O. Zalupski
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer
Dream Finders Holdings, LLC
By: /s/ Patrick O. Zalupski
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer
DFH Coventry, LLC
By: /s/ Patrick O. Zalupski
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer
DFH Crescent, LLC

By: /s/ Patrick O. Zalupski
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer

\

Signature Page to Indenture

DREAM FINDERS HOMES ARIZONA, LLC

By: /s/ Patrick O. Zalupski
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer
DFH GREENVILLE LIBERTY ASSETS, LLC

By: /s/ Patrick O. Zalupski
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer
DFH PANELS SOUTHEAST, LLC

By: /s/ Patrick O. Zalupski
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer
DFH LIBERTY, LLC

By: /s/ Patrick O. Zalupski
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer

Signature Page to Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven F. Posto
Name: Steven F. Posto
Title: Vice President

Signature Page to Indenture

Exhibit A
[FORM OF FACE OF NOTE]
[Global Notes Legend]
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
[Restricted Notes Legend]
THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH ANY ISSUER OR ANY AFFILIATE OF SUCH ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS] (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.
[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, IS NOT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Ex-A-1

[Temporary Regulation S Global Note Legend]
EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR BENEFICIAL INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING A BENEFICIAL INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH BENEFICIAL INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.
AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).
[Definitive Notes Legend]
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION TO ENSURE THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Ex-A-2

No.     $[____________]
CUSIP No. _______________________
ISIN No. _______________________
6.875% Senior Note due 2030
Dream Finders Homes, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of _______________________ Dollars on September 15, 2030 [or such greater or lesser amount as may be indicated on Schedule of Increases or Decreases in the Global Note attached hereto]1.
Interest Payment Dates: March 15 and September 15,
Record Dates: March 1 and September 1.
Additional provisions of this Note are set forth on the other side of this Note.
[Signature Page Follows]

1 If this Note is a Global Note, add this provision.
Ex-A-3

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
Dated:

DREAM FINDERS HOMES, INC.
By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Name:
Title: Authorized Signatory
Dated:

Ex-A-4

[FORM OF REVERSE SIDE OF NOTE]
6.875% Senior Note due 2030
Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.Interest. Dream Finders Homes, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year, commencing March 15, 2026. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Note plus 1.0% per annum, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.
2.Method of Payment. The Company will pay, or cause a Paying Agent to pay, interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the March 1 or September 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company at least ten Business Days prior to the applicable payment date, the Company will make all payments on the Holder’s Notes to an account in the United States in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.
3.Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, in its capacity as trustee (the “Trustee”) under the Indenture (as defined herein), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent or Registrar.
4.Indenture. The Company issued the Notes under an indenture dated as of September 15, 2025 (the “Indenture”), among the Company, the Guarantors from time to time party thereto and the Trustee. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. In the event of any inconsistency between the terms of the Indenture and this Note, the terms of the Indenture shall control.
The Notes are general unsecured obligations of the Company and are initially issued in an aggregate principal amount of $300,000,000. The Company may, subject to the provisions of the Indenture, issue Additional Notes from time to time without the consent of the Holders.
The Notes initially issued and any Additional Notes subsequently issued under the Indenture will be treated as a single series for all purposes of the Indenture, including, without limitation, with respect to waivers, amendments, supplements, redemptions and offers to purchase.

The Indenture contains covenants that limit the ability of the Company and certain of its subsidiaries to incur additional indebtedness or issue certain equity interests; pay dividends or distributions on, or redeem or repurchase capital stock; make certain investments; engage in transactions with affiliates; incur liens; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications.
5.Optional Redemption. Except as set forth below, the Company shall not be entitled to redeem the Notes.
On and after September 15, 2027, the Company shall be entitled at its option to redeem all or a portion of the Notes, at the Redemption Prices (expressed in percentages of principal amount on the applicable Redemption Date), plus accrued and unpaid interest to, but excluding, the applicable Redemption Date (subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on September 15 of each of the years set forth below:

Ex-A-5

Year	Percentage
2027	103.438%
2028	101.719%
2029 and thereafter	100.000%

In addition, at any time prior to September 15, 2027, the Company shall be entitled at its option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued prior to such date at a Redemption Price (expressed as a percentage of principal amount) of 106.875%, plus accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date), with an amount equal to the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 60% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (with Notes held, directly or indirectly, by the Company or its Affiliates being deemed to be not outstanding for purposes of such calculation); and (2) notice of such redemption shall have been given within 180 days after the date of the related Equity Offering.
Prior to September 15, 2027, the Company shall be entitled at its option to redeem all or a portion of the Notes at a Redemption Price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date).
Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
In addition, any redemption of Notes as described above or notice thereof may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Company’s sole discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Company if the Company determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). If any redemption date shall be delayed as contemplated by this paragraph and the terms of the applicable notice of redemption, such redemption date as so delayed may occur at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the date of the applicable notice of redemption. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.
6.Notice of Redemption. Notice of redemption shall be given at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address, except that notice of redemption may be given more than 60 days prior to the Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture or a defeasance pursuant to the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Note redeemed in accordance with the provisions of the Indenture. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.
7.Put Provisions. Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require that the Company repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the related Interest Payment Date) as provided in, and subject to the terms of, the Indenture.
Ex-A-6

The Indenture provides that, under certain circumstances, the Company shall use the Excess Proceeds from Asset Sales to make an offer to all Holders to purchase the maximum aggregate principal amount of Notes that may be purchased with an amount equal to the Excess Proceeds at an offer price in cash in an amount not less than 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer.
8.Guarantee. The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors to the extent set forth in the Indenture.
9.Denominations; Transfer; Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Company, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of a Note to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding Interest Payment Date.
10.Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of it for all purposes.
11.Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or Paying Agent for payment.
12.Discharge and Defeasance. Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company or the Guarantors deposit with the Trustee any combination of money or Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.
13.Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, (a) the Indenture or any Notes under the Indenture may be amended with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding and (b) any existing Default under, or compliance with any provision of, the Indenture may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture, the Guarantees or the Notes to cure any ambiguity, defect or inconsistency, or to provide for uncertificated Notes in addition to or in place of Definitive Notes, or to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders in the case of a merger or acquisition, or to release any Guarantor from any of its obligations under its Guarantee or the Indenture (to the extent permitted by the Indenture), or to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders of Notes or that does not adversely affect in any material respect the legal rights under the Indenture of any such Holder, or to comply with SEC rules and regulations or changes to applicable law, or to conform the text of the Indenture, the Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date, or to allow any Guarantor to execute a supplemental indenture or a Guarantee with respect to the Notes, or to comply with the rules of any applicable securities depositary.
14.Defaults and Remedies. Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Notes; (b) default in payment of principal on the Notes at maturity, upon redemption, upon purchase, upon acceleration or otherwise; (c) failure by the Company to comply with other agreements or covenants in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $30,000,000; (e) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $30,000,000; and (g) certain defaults with respect to Guarantees of the Company or any Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all amounts owing under the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the then-outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.
Ex-A-7

The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest or a Default in complying with Section 5.01 of the Indenture) if a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

15.Trustee Dealings with Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
16.No Recourse Against Others. No director, manager, officer, employee, incorporator, member, stockholder, partner or other owner of the Company or any Restricted Subsidiary shall have any liability for any obligations of the Company under the Notes or the Indenture or any Guarantor under its Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.
17.Authentication. This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually or electronically signs the certificate of authentication on the other side of this Note.
18.Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19.CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
20.Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:
DREAM FINDERS HOMES, INC.
14701 Philips Highway, Suite 300
Jacksonville, Florida 32256

Ex-A-8

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. no.)

and irrevocably appoint _______________________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:    _________________

Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any “Affiliate” of the Company within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Notes are being transferred in accordance with its terms:

Ex-A-9

CHECK ONE BOX BELOW
(1)    ☐     to the Company or a Subsidiary of the Company; or
(2)    ☐     pursuant to an effective registration statement under the Securities Act; or
(3)    ☐     inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or
(4)    ☐     outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or
(5)    ☐     pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or
(6)    ☐     to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter in the form of Exhibit B containing certain representations and agreements relating to the transfer of this Note.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.
Signature Guarantee*: ____________________
* Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	Notice:
To be executed by an executive officer

Ex-A-10

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

Ex-A-11

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.05 or 4.08 of the Indenture, check the box below:

☐ Section 4.05	☐ Section 4.08

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.05 or Section 4.08 of the Indenture, state the amount in principal amount (must be a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) you elect to have purchased:
$ ______________

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Dated:	Tax Identification No.:

Signature Guarantee*:

* Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex-A-12

Exhibit B
FORM OF TRANSFEREE LETTER OF REPRESENTATION
Dream Finders Homes, Inc.
In care of

U.S. Bank Trust Company, National Association
1555 North RiverCenter Drive, Suite 203
Milwaukee, Wisconsin 53212
Attention: Steven Posto

Ladies and Gentlemen:
This certificate is delivered to request a transfer of $[ ] principal amount of the 6.875% Senior Notes due 2030 (the “Notes”) of Dream Finders Homes, Inc. (with its successors and assigns, the “Company”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:
Address:
Taxpayer ID Number:

The undersigned represents and warrants to you that:
1.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
2.    We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company or any subsidiary thereof, (ii) inside the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.

Ex-B-1

If any resale or other transfer of the Notes is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:
By:
Name:
Title:

Signature Guarantee*: _________________
*    Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
Ex-B-2

Exhibit C
Form of Supplemental Indenture to Add Guarantors
[          ] SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of [ ], by and among the parties that are signatories hereto as Guarantors (the “Guaranteeing Entities” and each a “Guaranteeing Entity”), Dream Finders Homes, Inc., as Issuer, and U.S. Bank Trust Company, National Association, a national banking association, as Trustee under the Indenture referred to below.
W I T N E S S E T H:
WHEREAS, each of Dream Finders Homes, Inc., the Guarantor named therein and the Trustee have heretofore executed and delivered an indenture dated as of September 5, 2025 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $300,000,000 of 6.875% Senior Notes due 2030 of the Issuer (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Entity shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);
WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer, any Guarantor and the Trustee are authorized to execute and deliver a supplemental indenture to add additional Guarantors, without the consent of any Holder; and
WHEREAS, in connection herewith, the Issuer has delivered each of the documents required Sections 9.05 and 11.02 of the Indenture and the Trustee is conclusively relying upon the same;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity, the Issuer, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
ARTICLE I

DEFINITIONS
Section 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE
Section 2.1. Agreement to be Bound. Each Guaranteeing Entity hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.
Section 2.2. Guarantee. Each Guaranteeing Entity agrees, on a joint and several basis with all the existing Guarantors [and the other Guaranteeing Entities], to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.
ARTICLE III

MISCELLANEOUS
Section 3.1. Notices. All notices and other communications to the Guaranteeing Entities shall be given as provided in the Indenture to such Guaranteeing Entities, at their addresses set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.
[INSERT ADDRESS]
Ex-C-1

Section 3.2. Release of Guarantee. This Guarantee shall be released in accordance with Section 10.04 of the Indenture.
Section 3.3. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
Section 3.4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 3.5. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 3.6. Benefits Acknowledged. Each Guaranteeing Entity’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Entity acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.
Section 3.7. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. For the avoidance of doubt, in connection with its execution of this Supplemental Indenture and the performance of its obligations hereunder the Trustee shall be entitled to all of the rights, privileges, protections, immunities and benefits set forth in the Indenture.
Section 3.8. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto. All of the provisions contained in the Indenture in respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and will like force and effect as though fully set forth in full herein.
Section 3.9. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic shall be deemed to be their original signatures for all purposes.
Section 3.10. Execution and Delivery. Each Guaranteeing Entity agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.
Section 3.11. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
Ex-C-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
[GUARANTEEING ENTITY],
as a Guarantor
By:
    Name:
    Title:

DREAM FINDERS HOMES, INC.
By:
    Name:
    Title:

[Signature Page to Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
By:
     Name:
     Title:

[Signature Page to Supplemental Indenture]